UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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EASTGROUP PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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EASTGROUP PROPERTIES

2023

Notice of Annual Meeting of Shareholders and Proxy Statement

Our Priorities

EastGroup operates on the premise that good corporate governance is fundamental to our business and is core to our values.

The honesty and integrity of the Company's management and Board of Directors are critical assets in maintaining the trust of our investors, employees, customers, vendors and the communities in which we operate. We strongly believe in promoting diversity as well as providing an inclusive environment for our employees.

EastGroup is recognized in the marketplace for its unique culture—one that is family-oriented, employee-focused and promotes an entrepreneurial spirit. Our do-the-right-thing approach—one that relies on accountability, respect and trust—has been the foundation of our success.

Customer Focus

At EastGroup, we strive to align our interests with those of our customers so that the relationship is mutually beneficial. Our ability to accommodate customer growth in in-fill locations is directly reflected in our high customer retention rate.

Governance

Board oversight of risk management and Environmental, Social and Governance ("ESG") matters is integral to the success and sustainability of our Company. The Board and management discuss risk management and ESG on a regular basis. The Nominating and Corporate Governance Committee has responsibility for oversight of the Company's ESG program, and the Audit Committee has responsibility for oversight of the Company's accounting, financial reporting, cybersecurity and other information technology risks.

Employee Well-Being

EastGroup's Healthy, Wealthy, and Wise program provides our employees with opportunities for continuing education, a comprehensive wellness program, and an exceptional 401(k) plan that allows for both Roth and traditional employee contributions along with a generous employer match (50% of employee deferrals up to 10% of eligible compensation) and discretionary profit-sharing contribution.

4210-1
4210-1

Ridgeview 35 -
San Antonio, TX

Letter to Shareholders
On behalf of the entire Board of Directors, I would like to thank you for your continued support of EastGroup Properties. We are proud of our people and our performance, and we are excited for the future.

April 14, 2023
Dear Fellow Shareholders,
2022 Was Another Record Year
We followed up our record performance in 2021 with another year of outstanding performance across several key financial and operational dimensions. Our funds from operations attributable to common stockholders (“FFO”) increased almost 15%, and our same property net operating income (“PNOI”) excluding lease termination fees increased over 7% on a straight-line basis compared to 2021(1). Both occupancy and rental rates (both new and renewal) also increased. This was the twelfth consecutive year of growth in FFO per share and the eighth consecutive year of double digit straight-line rental rate increases.
Our strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets, and in 2022 we continued to execute on this strategy. We acquired over 1.7 million square feet of operating properties, over 1.0 million square feet of value-add properties, and over 450 acres of development land. As of December 31, 2022, our development and value-add program consisted of 20 projects in 12 cities located in major Sunbelt markets.
Delivering Value to Our Shareholders
While we are proud of the work and results we deliver for all stakeholders, we are especially proud of the value we deliver for our shareholders. Our primary goal is to maximize shareholder value, and in 2022 we delivered on that commitment. For 2022, we paid dividends of $4.70 per share, marking 172 consecutive quarters of cash dividends, with increases in each of the last 11 years. At December 31, 2022, the five-year compounded annual total return (dividends plus change in our common stock price) to shareholders was approximately 13.8%. We also remain mindful of the global economic unease and are endeavoring to be judicious with capital allocation and incremental risk.
We Have an Active, Engaged and Diverse Board of Directors
Our Board is highly engaged and provides active oversight of our strategy, risk management, and ESG matters, including human capital. We are also committed to Board refreshment to ensure that we have the right mix of directors – in terms of diversity of experience and backgrounds – to provide effective oversight. In the past three years, we have brought on two new directors, enhancing our experience in ESG and risk management and increasing the diversity of our Board.
In addition, two of our long-standing directors, Chairman and former Chief Executive Officer, David H. Hoster II, and Hayden C. Eaves III, will not be standing for re-election at the 2023 Annual Meeting. Mr. Hoster has served as Chairman of the Board since 2016 and as a director since 1993. He also served as the Company’s CEO from 1997 to 2015 and President from 1993 to 2015. Mr. Eaves has served as a director since 2002. We would like to thank both gentlemen for their leadership, guidance and service to EastGroup over the years, particularly Mr. Hoster, who led the Company through various economic cycles and periods of growth, while helping build the positive culture we enjoy today.
We Remain Committed to our ESG Priorities
We believe our steadfast commitment to our top priorities of Customer Focus, Employee Well-Being and Good Governance have contributed to our long-term financial performance. We also strive to develop and operate our properties with environmental stewardship in mind. During my tenure as CEO and President, we have continued to formalize our ESG program. In 2021, we hired a full-time Director of Corporate Sustainability to focus on all aspects of our ESG initiatives, and we are starting to operationalize those initiatives. In 2022, we partnered with a sustainability consulting firm, began using an environmental data management platform, conducted materiality and visioning surveys and released a Corporate Green Office Guide.
We are especially proud of our unique workplace culture and commitment to our human capital. We are family-oriented and employee-focused, and we promote an entrepreneurial spirit. We have longevity of tenure, and we have been increasing the diversity of our workforce, 76% of which identify as women (with 44% at the officer level) and 18% of which identify as a racial or ethnic minority. With 89 employees, each team member plays a vital role in the success of the Company.
We hope you can join us at our 2023 Annual Meeting of Shareholders. You will find information about the meeting, including the matters to be voted on, in this Proxy Statement. Thank you again for your support, and we look forward to continuing to engage with you on our performance and our priorities.
Marshall A. Loeb
Chief Executive Officer and President
(1)FFO and Same PNOI are not computed in accordance with Generally Accepted Accounting Principles (“GAAP”). Reconciliations of FFO and Same PNOI and other required disclosure can be found on pages 21-23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the Securities and Exchange Commission on February 15, 2023.

2023 Proxy Statement	1

2022 Performance Highlights
Company Overview
EastGroup Properties, Inc. (New York Stock Exchange (“NYSE”): EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina. The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range). The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 57 million square feet.(1)

GEOGRAPHIC FOCUS

▶Major Sunbelt Growth Markets	▶Emphasis in Local Economies Growing Faster than the U.S. Economy	▶Economic Cycle Diversification

Properties	Regional Offices	Corporate Headquarters

PROPERTY FOCUS

▶56.9 Million Square Feet Under Ownership(1) ▶Multi-tenant	▶In-fill Sites/Supply Constrained Submarkets ▶Last Mile E-commerce Locations	▶Shallow Bay Industrial ▶Competitive Protection Through Location
(1)As of March 31, 2023

2

2022 Performance Highlights
Business and Strategic Highlights

CAPITALIZATION (As of 12.31.2022)
DIVIDEND GROWTH
(As of Fourth Quarter 2022)
▶Declared 172nd Consecutive Quarterly Cash Dividend – $1.25 per Share
▶Increased or Maintained Dividend for 30 Consecutive Years
▶Dividend Has Increased 27 of the Past 30 Years – Increased in Each of the Last 11 Years

OPERATING RESULTS

Net Income Attributable to Common Stockholders (per share)	Same PNOI Growth (excluding lease terminations) (Straight-line Basis)(1)	FFO per Share(1)	Leased Operating Portfolio

(1)FFO and Same PNOI are not computed in accordance with GAAP. Reconciliations of FFO and Same PNOI and other required disclosure can be found on pages 22 and 23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on February 15, 2023.

PRIMARY GOAL	OUR PORTFOLIO	STRATEGY FOR GROWTH

Maximize shareholder value by being a leading provider in our markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).
	56.9 million sq. ft. As of March 31, 2023 (including development projects and value-add acquisitions in lease-up and under construction).	Ownership of premier distribution facilities in major Sunbelt markets, generally clustered near major transportation features in supply-constrained submarkets.

2023 Proxy Statement	3

2022 Performance Highlights
2022 Company Highlights

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	EARNINGS PERFORMANCE	SAME PNOI GROWTH (STRAIGHT-LINE BASIS)(1)
$4.36 per share in 2022	$7.00 per share FFO in 2022(1)	7.2% growth year over year
▲ 11.8% over 2021	▲ 14.9% over 2021

LEASING	ACQUISITIONS	DEVELOPMENT AND VALUE-ADD PROGRAM
98.3%
occupancy at the end of 2022
39.0%
increase in rental rates on new and renewal leases in 2022
98.2%
same property average
occupancy for 2022
92.5%
of expiring square feet renewed or
re-leased within the quarter of expiration during 2022
$624.4 million cost during 2022 Operating Properties 1,706,000 square feet Value-add Properties 1,044,000 square feet Land 456 acres
$494.1 million
projected total investment with
20 projects (3,981,000 square feet) at December 31, 2022
Started 14 new development projects (2,668,000 square feet) with a projected total investment of $329.1 million in 2022.

DISPOSITIONS	DIVIDENDS	MANAGEMENT OF THE BALANCE SHEET
$41.0 million Realized gain for selling 287,000 square feet of operating properties (not included in FFO)	$4.70 per share declared annual cash dividends in 2022 Increased quarterly cash dividend by 13.6% in August 2022
$76.4 million
Common Stock issued under our continuous common equity program in 2022 at an average of $194.17 per share
$355.1 million
Common Stock issued in the purchase of real estate in 2022 at a negotiated price of $190.00 per share

(1)FFO and Same PNOI are not computed in accordance with GAAP. Reconciliations of FFO and Same PNOI and other required disclosure can be found on pages 21-23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2023.

4

2022 Performance Highlights
Environmental, Social and Governance (“ESG”) Highlights

Environmental Stewardship

ESG REPORTS: In 2022, EastGroup published its fourth annual Environmental, Social & Governance report.
ESG AWARDS: In 2021, our Gateway Commerce Park property received recognition by the Building Owners and Managers Association (“BOMA”) of Miami-Dade for The Outstanding Building of the Year (“TOBY”) Award in the industrial office park category, and in 2022, was awarded the TOBY in the same category from the BOMA Southern Region. The property was also designated as a BOMA 360 Performance Building, awarded to properties that are being managed to the highest standards of excellence across all areas of operations and management. Also in 2022, Executive Airport Distribution Center was awarded the TOBY for the industrial office park category by the Ft. Lauderdale and Palm Beach local BOMA chapter.
PROPERTY DEVELOPMENT: Our development and value-add program has produced tremendous value for our shareholders. While formal certification is not always pursued, since 2010, the Company has built all of its development properties with the intention of meeting LEED® certifiable standards. In 2021, the Company amended and restated its unsecured revolving credit facility and unsecured working cash credit facility. The new credit facilities provide for an incremental reduction in borrowing costs if a certain sustainability-linked metric is achieved. This metric is based on a target number of newly constructed buildings with qualifying electric vehicle charging stations as a percentage of total qualifying buildings for each fiscal year and allows for the reduction of the applicable interest margin by one basis point upon satisfaction of these targets. The baseline, which is measured annually beginning with the year ended December 31, 2022, was determined to be 20% based on activity during the year ended December 31, 2021. The Company exceeded the target of 20% for the year ended December 31, 2022.
ENVIRONMENTAL PERFORMANCE: During 2022, the Company furthered its commitment to ESG initiatives by partnering with a sustainability consulting firm and also beginning to utilize an environmental data management platform, with the goal of more reliably tracking and benchmarking operational performance. The Company also released a Corporate Green Office Guide during 2022, which contains best environmental practices for its corporate offices, and continues to seek additional ways to engage with employees and tenants on environmental and other matters.
We have obtained 25 Leadership in Energy and Environmental Design (“LEED®”) certifications, including one LEED® Silver certification, and various ENERGY STAR® and BOMA 360 certifications

We have developed approximately 49% of our properties (on a square foot basis) as of March 31, 2023.

Social Initiatives

FLEXIBLE WORK ENVIRONMENT: EastGroup offers a flexible work environment, including remote work for up to two days per week for most employees and two days of paid time off per year for employees to volunteer in our local communities.
WORKFORCE DIVERSITY: Our current employee base is gender diverse, with 76% identifying as women and 91% of new hires in 2022 identifying as women. The officer group is comprised of 44% women and 56% men. With only 89 employees, each team member plays a vital role in the success of the Company.
18% of our employees identify as racial or ethnic minorities

2023 Proxy Statement	5

2022 Performance Highlights

CURRENT EMPLOYEE BASE	CURRENT OFFICER GROUP	2 of the 7 nominees to our Board of Directors are women (~29%)

EMPLOYEE TENURE AND TURNOVER: The average tenure of our workforce is 9 years, and 12 years for our officers. Our voluntary turnover rate was only 5.7% and there was no involuntary turnover during 2022.
COMPENSATION, BENEFITS, HEALTH AND SAFETY: EastGroup offers a comprehensive employee benefits program and what we believe are socially-responsible policies and practices in order to support the overall well-being of our employees and to create a safe, professional and inclusive work environment. During 2021, we adopted a maternity and paternity leave policy, human rights statement and vendor code of conduct. During 2022, we added a Company-wide equity award program and expanded our educational reimbursement policies, which now include a collegiate tuition reimbursement program and reimbursement for study materials and exam fees for professional designations such as Certified Property Manager and Certified Public Accountant. During 2023, we implemented a Company-wide Change in Control Severance Pay Plan for eligible employees to receive a lump sum severance payment equal to 50% of the employee’s base salary along with life insurance coverage and reimbursement for COBRA premiums for a certain period of time.
TRAINING AND DEVELOPMENT: Our employees are provided with training, education and peer mentoring programs to further develop their professional skill set, enhancing the level of customer service provided to our customers and the quality of information disclosed to our stakeholders. Since 2020, EastGroup has utilized a formal certificate-based learning program for all employees, requiring annual completion of trainings related to diversity, equity and inclusion, anti-harassment, and other relevant topics. In 2022, EastGroup implemented supplemental trainings to further educate our workforce on ways to improve empathy and approach difficult situations in the workplace. This included training on topics such as unconscious bias and microaggressions.

Corporate Governance

ESG EXECUTIVE OFFICER INDIVIDUAL GOALS: Beginning in 2021, individual compensation goals (which account for 20% of performance in connection with our annual incentive plan) include ESG-related goals for our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.
COMMITTEE CHAIRPERSON ROTATIONS: In May 2020, Mary E. McCormick replaced the previous chairperson of the Audit Committee; and H. Eric Bolton, Jr. replaced the previous chairperson of the Compensation Committee. In May 2022, Katherine M. Sandstrom replaced the previous chairperson of the Nominating and Corporate Governance Committee.
DIRECTOR MEETING FEES: In 2020, the Board eliminated director meeting fees by adopting a retainer compensation program for directors.
SHAREHOLDER POWER TO AMEND BYLAWS: In 2021, the Board and shareholders approved an amendment and restatement of EastGroup’s charter and bylaws to allow EastGroup’s bylaws to be amended by a simple majority of shareholder votes.
The Board added a second female Board member in July 2020 and a director who identifies as a racial minority in February 2022.

6

Proxy Voting Roadmap

PROPOSAL 1	Election of Directors
	The Board recommends a vote FOR each director nominee.	See pages 14-31 for more details.
Director Nominees

Name and Primary Occupation	Gender	Age	Director Since	Committee Membership
				AC	CC	NCGC
D. Pike Aloian INDEPENDENT Managing Director of Neuberger Berman	Male	68	1999
H. Eric Bolton, Jr. INDEPENDENT Lead Independent Director since 2017 Chief Executive Officer of Mid-America Apartment Communities, Inc.	Male	66	2013
Donald F. Colleran INDEPENDENT Former President and Chief Executive Officer of FedEx Express	Male	67	2017
David M. Fields INDEPENDENT Executive Vice President, Chief Administrative Officer and General Counsel of Sunset Development Company	Male	65	2022
Marshall A. Loeb President and Chief Executive Officer	Male	60	2016
Mary E. McCormick INDEPENDENT Former Executive Director of the Center for Real Estate at The Ohio State University	Female	65	2005
Katherine M. Sandstrom INDEPENDENT Former Senior Managing Director at Heitman LLC	Female	54	2020

AC	Audit Committee	Chairperson
CC	Compensation Committee	Member
NCGC	Nominating and Corporate Governance Committee

2023 Proxy Statement	7

Proxy Voting Roadmap

Director Nominee Snapshot(1)
Director Nominee Skills and
Experience(2)
ACCOUNTING AND FINANCE
CAPITAL MARKETS
E-COMMERCE AND LOGISTICS
ESG MATTERS
PUBLIC COMPANY BOARD EXPERIENCE
REAL ESTATE OPERATIONS AND INVESTMENT
REGULATORY, LEGAL OR RISK MANAGEMENT
SENIOR LEADERSHIP AND STRATEGIC INITIATIVES

GENDER

2020	2023

AGE

2020	2023

TENURE

2020	2023

(1)Excludes Marshall A. Loeb, our CEO
(2)Includes all director nominees

8

Proxy Voting Roadmap
Corporate Governance Highlights

Independent Oversight
▶Six of the seven Board nominees are independent
▶100% independent Board Committees
▶Separation of Chairman and CEO positions
▶Audit Committee meets with independent and internal auditors at least quarterly
▶Full Board oversight of strategy, risk management and ESG matters

Board Refreshment
▶Annual director elections by shareholders (non-staggered board)
▶Two of the seven Board nominees are women, and one nominee identifies as a racial or ethnic minority
▶Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotated in 2020; Chairperson of the Nominating and Corporate Governance Committee rotated again in 2022

Sound Compensation Practices
▶All stock-based incentive plans have been approved by shareholders
▶Robust stock ownership guidelines for directors and executive officers
▶Eliminated director meeting fees in 2020 by adopting a retainer compensation program for directors
▶Shares granted to employees and directors have been less than 1% of the shares outstanding over the last three years
▶Compensation is strongly tied to performance, and we do not have employment agreements, automatic salary increases or guaranteed bonuses
▶The Board has adopted a clawback policy that applies to both cash and equity incentive compensation
▶No hedging or pledging of Company securities by directors or executive officers
▶No excessive perquisites
▶No supplemental executive retirement plans
▶No tax gross-ups and no single-trigger provisions

Other Best Practices
▶General and administrative expense as a percentage of revenue was less than 5% for the years ended December 31, 2022 and 2021
▶Interested parties may communicate directly with the Board through a link on the Company’s website
▶No collective bargaining agreements

PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm
	The Board recommends a vote FOR proposal 2.	See pages 32-34 for more details.

2023 Proxy Statement	9

Proxy Voting Roadmap

PROPOSAL 3	Non-Binding, Advisory Vote on Executive Compensation
	The Board recommends a vote FOR proposal 3.	See pages 35-68 for more details.
Executive Compensation Snapshot

Pay Element
	CEO	Other NEOs	Why It Is Provided	Key Features
Base Salary			▶We pay a base level of competitive cash salary to attract and retain executive talent.
▶We determine base salary based on experience, job scope, market data and individual performance.
▶We annually review our Named Executive Officers’ (“NEOs”) base salaries against our peers to maintain competitive levels.

Annual Cash and Equity Incentive Target			▶Our annual cash and equity incentives are based on the achievement of objective at-risk Company performance metrics and individual goals to align compensation with strategic goals.
▶A balanced mix of financial metrics commonly used to measure REIT performance and individual performance goals:
▶FFO per share (50%)
▶Same PNOI change (10%)
▶Debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) ratio (10%)
▶Fixed charge coverage (10%)
▶Individual objectives (20%)
▶Paid 50% in cash and 50% in equity that vests ratably over two years after the one-year performance period.

Performance-Based Long Term Equity Incentive Target			▶We grant performance-based (70%) and service-based restricted shares (30%) to our executives to encourage retention and align executive compensation with shareholders’ interests.
▶Performance-based awards are only earned by achieving the Company’s three-year Total Shareholder Return (“TSR”) performance hurdles relative to the Nareit Equity Index and member companies of the Nareit Industrial Index.
▶A portion of the shares vest at the end of the three-year performance period, and the remaining shares vest after an additional one-year vesting period.

Service-Based Long Term Equity Incentive Target				▶Service-based awards vest ratably over four years.

10

Proxy Voting Roadmap
TARGET COMPENSATION MIX

Chief Executive Officer
Other Named Executive Officers

PROPOSAL 4	Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
	The Board recommends a vote for every ONE YEAR on proposal 4.	See page 69 for more details.

PROPOSAL 5	Approval of the 2023 Equity Incentive Plan
	The Board recommends a vote FOR proposal 5.	See pages 70-75 for more details.

2023 Proxy Statement	11

FREQUENTLY REQUESTED INFORMATION

Director Nominee Biographical Information and Experience	15	Compensation Discussion and Analysis	36
Director Nominee Skills and Diversity Matrix	19	Components of Our Compensation Program	44
Nominating Procedures	20	Compensation Tables	54
Committees of the Board	24	Stock Ownership Information	74
Board Oversight and Engagement	25	About the 2023 Annual Meeting of Shareholders	77
Compensation of Directors	29

12

400 W. Parkway Place, Suite 100
Ridgeland, Mississippi 39157
Notice of 2023 Annual Meeting of Shareholders
To the Shareholders:

DATE AND TIME May 25, 2023 (Thursday) 8:00 a.m. (Central Daylight Time)	LOCATION Online: www.virtualshareholdermeeting. com/EGP2023	WHO CAN VOTE Shareholders as of March 24, 2023 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

Items of Business
At the 2023 Annual Meeting of Shareholders (the “Meeting”), shareholders will be asked to:

1.	Elect the seven director nominees named in this proxy statement for a one-year term to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	Approve, by a non-binding, advisory vote, the compensation of our Named Executive Officers as described in this proxy statement;
4.	Vote, on a non-binding, advisory basis, on the frequency of future advisory votes on executive compensation;
5.	Approve the 2023 Equity Incentive Plan; and
6.	Transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
All shareholders of record at the close of business on March 24, 2023 are entitled to notice of and to vote at the Meeting or any adjournment thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.
By Order of the Board of Directors
BRENT WOOD
Executive Vice President, Chief
Financial Officer and Treasurer
DATED: April 14, 2023

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on May 25, 2023.
This proxy statement and our 2022 Annual Report to Shareholders are available at www.proxyvote.com

Whether or not you plan to attend the 2023 Annual Meeting of Shareholders, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the materials you received in the mail. If you received a Notice of Availability of Proxy Materials, you may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you receive a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. If you attend the Meeting, you may vote via the virtual platform during the Meeting if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or similar organization and you wish to vote via the virtual platform during the Meeting, you must obtain a “legal proxy” issued in your name from such bank, broker or similar organization.

2023 Proxy Statement	13

Proxy Statement
The following information is furnished in connection with the 2023 Annual Meeting of Shareholders (the “Meeting”) of EastGroup Properties, Inc. (the “Company”), to be held on May 25, 2023 at 8:00 a.m., Central Daylight Time, in a virtual meeting format. This proxy statement and 2022 Annual Report to Shareholders are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about April 14, 2023.

PROPOSAL 1	Election of Directors

In accordance with our Bylaws, the Board of Directors (which we also refer to as the “Board”) has by resolution fixed the number of directors to be elected at the Meeting at seven. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The nominees for director are: D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, David M. Fields, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom. All nominees are currently serving as directors of the Company and were elected at the 2022 Annual Meeting of Shareholders.
Unless instructed otherwise, proxies will be voted “FOR” the nominees listed above. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, your proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.
Information regarding the director nominees can be found under “Director Nominee Biographical Information and Experience.”
Nominees receiving more “For” votes than votes cast “Against” will be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

FOR
The Board unanimously recommends that shareholders vote “FOR” the election of each of Mmes. McCormick and Sandstrom and Messrs. Aloian, Bolton, Colleran, Fields and Loeb to serve on the Board until the 2024 Annual Meeting of Shareholders and until a successor for each is duly elected and qualified.

14

Proposal 1: Election of Directors
Director Nominee Biographical Information and Experience
The biography of each director nominee below contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board that such person should serve as a director of the Company.

D. Pike Aloian INDEPENDENT

Age: 68 Gender: Male Director Since: 1999	Committees: Audit

SELECT BUSINESS EXPERIENCE:
▶Managing Director of Neuberger Berman, a New York-based investment management firm since 2020
▶Partner of Almanac Realty Investors, LLC (“Almanac”) and its predecessor entities through January 31, 2020, when the firm was acquired by Neuberger Berman
▶Serves as a member of the Almanac Investment Committee
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶Financial and investment experience, knowledge of capital markets and experience on other public and private company boards
▶Plays senior role in the on-going management of the Almanac business, including the origination, structuring and management of Almanac’s capital investments to public and private real estate companies
▶Graduated from Harvard College and received an MBA from Columbia University Graduate School of Business, where he also served as an adjunct professor
SKILLS
Accounting and Finance
Capital Markets
Public Company Board Experience
Real Estate Operations and Investment
Senior Leadership and Strategic Initiatives

H. Eric Bolton, Jr. INDEPENDENT Lead Independent Director Since 2017

Age: 66 Gender: Male Director Since: 2013	Committees: Compensation (Chairperson)

SELECT BUSINESS EXPERIENCE:
▶Chief Executive Officer of Mid-America Apartment Communities, Inc. (“MAA”) (NYSE: MAA), a real estate investment trust (“REIT”) that owns and operates apartment communities, since 2001 and Chairman of the Board of Directors of MAA since 2002
▶Joined MAA in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996; prior to that time, he was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors
▶Served on the Board of Directors of Interstate Hotels and Resorts, Inc. from 2008 to 2010
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶Brings extensive business and real estate operating experience to the Board
▶Serves on the National Association of Real Estate Investment Trusts (“Nareit”) Advisory Board of Governors
▶Received a BBA in Accounting from the University of Memphis and an MBA with a concentration in Finance and Real Estate from the University of North Texas
SKILLS
Accounting and Finance
Capital Markets
ESG Matters
Public Company Board Experience
Real Estate Operations and Investment
Regulatory, Legal or Risk Management
Senior Leadership and Strategic Initiatives

2023 Proxy Statement	15

Proposal 1: Election of Directors

Donald F. Colleran INDEPENDENT

Age: 67 Gender: Male Director Since: 2017	Committees: Compensation, Nominating and Corporate Governance

SELECT BUSINESS EXPERIENCE:
▶President and Chief Executive Officer of FedEx Express from 2019 to January 2023 and also served on the Strategic Management Committee of FedEx Corporation (“FedEx”), which sets the strategic direction for FedEx
▶Joined FedEx in 1989, where he served in a variety of leadership roles including Executive Vice President, Chief Sales Officer of FedEx from 2016 to 2019 and Executive Vice President, Global Sales of FedEx Services from 2006 to 2016
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶Global leadership positions provide broad experience and allow him to provide valuable insight to the Company and the Board regarding operational and strategic issues
▶Serves on the Board of Directors of ABM Industries (NYSE: ABM), since 2018
▶Received a BBA degree from the University of New Hampshire
SKILLS
E-Commerce and Logistics
Public Company Board Experience
Regulatory, Legal or Risk Management
Senior Leadership and Strategic Initiatives

David M. Fields INDEPENDENT

Age: 65 Gender: Male Director Since: 2022	Committees: Compensation, Nominating and Corporate Governance

SELECT BUSINESS EXPERIENCE:
▶Executive Vice President, Chief Administrative Officer and General Counsel since 2014 of San Ramon, California-based Sunset Development Company, the developer, owner and manager of Bishop Ranch, home to 500 businesses, along with retail, entertainment and plans for 10,000 residential homes
▶Executive Vice President and Chief Administrative Officer of Bayer Properties in Birmingham, Alabama from 2006 to 2013
▶Previously served as Vice President and General Counsel of Irvine Company Retail Division in Newport Beach, California
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶More than 30 years of experience leading multiple disciplines for major companies with large-scale branded real estate
▶Extensive background in strategic planning, executive leadership, legal and compliance matters, technology and human resources with prior profit and loss statement responsibility
▶Serves on the board of directors of CBL & Associates Properties, Inc. (NYSE: CBL), since November 2021, where he is the chairman of the Nominating/Corporate Governance Committee and is a member of the Compensation Committee.
▶Received a BA degree from Yale University and a Juris Doctor degree from Harvard Law School
SKILLS
ESG Matters
Public Company Board Experience
Real Estate Operations and Investment
Regulatory, Legal or Risk Management
Senior Leadership and Strategic Initiatives

16

Proposal 1: Election of Directors

Marshall A. Loeb

Age: 60 Gender: Male Director Since: 2016

SELECT BUSINESS EXPERIENCE:
▶President of the Company since March 2015 and Chief Executive Officer and a director since January 2016
▶Rejoined the Company as President and Chief Operating Officer in March 2015 from Glimcher Realty Trust (“Glimcher”), a former retail REIT that owned, developed and managed shopping centers in the United States
▶Served as President and Chief Operating Officer of Glimcher from 2005 to 2015 until it was acquired by Washington Prime Group Inc.
▶Chief Financial Officer of Parkway Properties, Inc. from 2000 to 2005
▶Previously employed by the Company from 1991 to 2000, beginning as an asset manager and rising to senior vice president
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶Over 30 years of experience with publicly held REITs and brings real estate industry, finance, operations, development, and executive leadership expertise to the Board
▶Serves on the Board of Directors of Lamar Advertising Company (Nasdaq: LAMR), one of the largest outdoor advertising companies in the world specializing in billboard, interstate logo, transit and airport advertising formats
▶Serves as a member of the Nareit 2023 Advisory Board of Governors, the advisory body to the Nareit executive board, and as chairman of the Audit and Investment Committee of Nareit
▶Received a BS in Accounting and a Master of Tax Accounting degree from the University of Alabama, then earned a MBA from the Harvard Graduate School of Business
SKILLS
Accounting and Finance
Capital Markets
Public Company Board Experience
Real Estate Operations and Investment
Senior Leadership and Strategic Initiatives

2023 Proxy Statement	17

Proposal 1: Election of Directors

Mary E. McCormick INDEPENDENT

Age: 65 Gender: Female Director Since: 2005	Committees: Audit (Chairperson), Nominating and Corporate Governance

SELECT BUSINESS EXPERIENCE:
▶Executive Director of the Center for Real Estate at The Ohio State University from 2017 to 2022, where she also served as a Senior Lecturer at the Fisher College of Business
▶Served the Ohio Public Employees Retirement System from 1989 through 2005, where she was responsible for directing real estate investments and overseeing an internally managed REIT portfolio
▶Served on the boards of multiple public and private real estate companies and as a Senior Advisor for Almanac Realty Partners from 2010 to 2016
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶Extensive experience in real estate, capital markets, and corporate governance and brings that expertise to Board discussions
▶Held a number of leadership positions for a variety of national and regional real estate associations, including Chairperson of the Pension Real Estate Association
▶Serves on the Board of Directors of Xenia Hotels and Resorts, Inc. (NYSE: XHR), a lodging REIT, since 2015, and previously served on the Board of Directors of MAA from 2006 to 2010
▶Member of the Urban Land Institute, Commercial Real Estate Development Association, and former member of NAIOP, Inc. and the Pension Real Estate Association
▶Member of the Advisory Board of Citymark Capital
▶Received a Bachelor’s degree and an MBA from The Ohio State University
SKILLS
Accounting and Finance
Capital Markets
ESG Matters
Public Company Board Experience
Real Estate Operations and Investment
Regulatory, Legal or Risk Management
Senior Leadership and Strategic Initiatives

Katherine M. Sandstrom INDEPENDENT

Age: 54 Gender: Female Director Since: 2020	Committees: Audit, Nominating and Corporate Governance (Chairperson)

SELECT BUSINESS EXPERIENCE:
▶Served as Senior Managing Director at Heitman LLC (“Heitman”), a real estate investment management firm, as an Advisor from July 2018 to March 2019 and Senior Managing Director and global head of Heitman’s Public Real Estate Securities business from 2013 to 2018
▶Joined Heitman in 1996 and held several senior leadership positions across multiple facets of the institutional real estate investment industry. Additionally, Ms. Sandstrom previously served on Heitman’s Global Management Committee, the Board of Managers and the Allocation Committee
KEY EXPERIENCE/DIRECTOR QUALIFICATIONS:
▶Brings valuable business, financial and investment expertise to the Board
▶Serves on the Board of Directors of Healthpeak Properties, Inc. (NYSE: PEAK), a REIT serving the healthcare industry, since 2018 and Urban Edge (NYSE: UE), a shopping center REIT, since 2022
▶Received a BA in Accounting from the University of West Florida, and she is a certified public accountant
SKILLS
Accounting and Finance
Capital Markets
ESG Matters
Public Company Board Experience
Senior Leadership and Strategic Initiatives

18

Proposal 1: Election of Directors
Director Nominee Skills and Diversity Matrix

ACCOUNTING AND FINANCE
As a publicly traded company, we believe an understanding of accounting, finance and internal controls is essential to providing oversight of our financial reporting and internal control environment. We seek to have multiple directors who qualify as Audit Committee financial experts.

CAPITAL MARKETS Significant capital is required to fund our operations and grow our business. We value directors with experience in capital markets, including debt and equity financing.

E-COMMERCE AND LOGISTICS
As a developer, owner and operator of business distribution buildings, we are an integral part of many businesses’ warehousing and supply chain needs. We believe it is valuable to the Company for a director to have experience in the e-commerce and logistics fields.

ESG MATTERS
We strive to conduct business in a responsible manner, to integrate ESG into our operational decision-making and to provide informative ESG- related disclosures. We value a director’s ESG experience from a company and investor perspective.

PUBLIC COMPANY BOARD EXPERIENCE
We believe a director’s experience serving on other public company boards is valuable, as it provides them with knowledge, insights and perspectives on business operations, corporate governance and other board-related matters.

REAL ESTATE OPERATIONS AND INVESTMENT
Directors with real estate experience bring valuable expertise that is useful in guiding and overseeing our business operations, including real estate development, acquisitions and operations.

REGULATORY, LEGAL OR RISK MANAGEMENT Directors with experience in regulatory, legal and risk management matters provide valuable oversight to our management and Board.

SENIOR LEADERSHIP AND STRATEGIC INITIATIVES
We believe directors who serve or have served in senior leadership positions bring valuable experience and perspectives, providing guidance to our management and Board on a variety of business matters, including strategy, human capital management, and execution.

TOTAL NUMBER OF DIRECTOR NOMINEES: 7
GENDER IDENTITY	Female	Male
Directors	2	5
DEMOGRAPHIC BACKGROUND
African American or Black	—	1
White	2	4

2023 Proxy Statement	19

Proposal 1: Election of Directors
Board Composition and Refreshment
Our Board has an ongoing director succession planning process designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board regularly evaluates the needs of the Company and values a mix of new directors, who bring fresh perspectives and enhanced skills, and longer-serving directors who provide continuity and experience with our strategies and risk management processes.
Board Evaluation
Our Board recognizes that a regular Board and committee evaluation process is an essential component of Board effectiveness and thoughtful Board refreshment. On an annual basis, each of our directors completes an overall Board evaluation and an evaluation for each committee on which the director serves. The Nominating and Corporate Governance Committee oversees the evaluation process.

QUESTIONNAIRE
▶Directors are asked to provide an effectiveness rating to a variety of Board actions and processes.
▶Directors are able to provide anonymous comments on a variety of Board and committee matters.
DISCUSSION ▶The Nominating and Corporate Governance Committee discusses the findings of the Board assessments. ▶Each committee discusses the findings of its committee assessment.	EVALUATION RESULTS ▶The Nominating and Corporate Governance Committee reports the findings to the full Board. ▶Feedback is taken into consideration as the Board carries out its duties.

Nominating Procedures
In identifying suitable candidates for nomination as a director – whether new candidates or incumbent directors – the Nominating and Corporate Governance Committee considers the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. The Committee regularly discusses director succession and refreshment of the Board to further cultivate diversity of skill sets, experiences, backgrounds and demographics.

GENERAL CONSIDERATION
In evaluating the suitability of individual board members, the Nominating and Corporate Governance Committee takes into account many factors, including experience in the real estate industry; understanding of finance and accounting; exposure to disciplines relevant to the success of a public company, such as capital markets, finance, investor relations, and corporate governance; experience in real estate development and construction; and diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), and other considerations memorialized in our Corporate Governance Guidelines.

RELEVANT SKILLS AND EXPERIENCE
Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination.

SUGGESTIONS
In addition, the Nominating and Corporate Governance Committee will consider nominees suggested by incumbent Board members, management, shareholders and, in certain circumstances, outside search firms; as such, shareholders may influence the composition of the Board.

20

Proposal 1: Election of Directors

OUR COMMITMENT TO BOARD DIVERSITY
Our Board believes it is valuable and in the best interest of the Company and shareholders to be comprised of directors with diversity of thought, opinion, skill sets, background, gender and ethnicity. In April 2023, the Board amended our Corporate Governance Guidelines to reflect that, in evaluating candidates, the Board will consider diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity) as it deems appropriate given the current needs of the Board and the Company. Additionally, in identifying potential independent director candidates, the Nominating and Corporate Governance Committee will include in its initial list for consideration for any vacancy on the Board one or more qualified candidates who reflect diverse backgrounds, including diversity of gender and race or ethnicity. Two of our directors are women, and one of our directors identifies as a racial minority. In 2021, the Nominating and Corporate Governance Committee engaged Korn Ferry, a third-party search firm, to assist the committee in the identification and recruitment of an experienced, ethnically diverse candidate for our Board. Korn Ferry recommended Mr. Fields, along with various potential other candidates, and in February 2022, Mr. Fields was appointed to our Board. The Board anticipates continuing its search for new directors in the coming year.

Consideration of New Nominees

COLLECT CANDIDATE POOL
▶The Nominating and Corporate Governance Committee considers candidates brought forth by incumbent Board members, management and shareholders.
▶The Nominating and Corporate Governance Committee has also previously engaged, and may in the future engage, an outside search firm to assist in identifying qualified candidates.

REVIEW CANDIDATES
▶The Nominating and Corporate Governance Committee reviews the candidate pool to identify candidates it believes are best suited to serve as a director.
▶The Nominating and Corporate Governance Committee and other directors and members of management interview candidates.

RECOMMEND TO BOARD
▶After interviewing and discussing candidates, the Nominating and Corporate Governance Committee recommends a candidate’s nomination to the full Board.
▶The Board evaluates and approves the new director.

Shareholder Recommendations
In accordance with the nominating procedures outlined above, the Nominating and Corporate Governance Committee will consider written recommendations for potential nominees suggested by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company’s Secretary at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, within the time periods set forth under the heading “About the 2023 Annual Meeting – How do I submit a proposal for the 2024 Annual Meeting?”.
Refreshment and Succession Planning
As a result of our commitment to thoughtful Board refreshment and increased Board diversity, we have added three new directors since 2017 and enhanced the composition of our Board in recent years. Since 2020, we have:
▶Doubled the number of women on our Board (from one to two)
▶Added a director who identifies as a racial minority
▶Enhanced the Board skills related to ESG, Capital Markets and Regulatory/Legal/Risk
▶Reduced our average director nominee age (by seven years) and tenure (by 12 years)(1)
We continue to seek Board refreshment and to enhance the diversity of perspectives on our Board. Following the Meeting, the Board will select a chairperson of the Board to succeed Mr. Hoster, who is not standing for re-election at the Meeting.
(1)Director nominees excluding our CEO, Marshall A. Loeb

2023 Proxy Statement	21

Proposal 1: Election of Directors
Corporate Governance
Leadership Structure
Our current leadership structure is comprised of the Chairman of the Board, a separate Chief Executive Officer, an independent director serving as Lead Independent Director who presides over the non-management directors, and strong, active independent directors.

CHIEF EXECUTIVE OFFICER
Marshall A. Loeb
▶The Chief Executive Officer is responsible for setting the strategic direction of the Company.
▶He is also responsible for the day to day leadership and management of the Company.
CHAIRMAN OF THE BOARD David H. Hoster II ▶The Chairman of the Board provides oversight, direction and leadership to the Board.
LEAD INDEPENDENT DIRECTOR
H. Eric Bolton, Jr.
▶The Board created the position of Lead Independent Director to facilitate and strengthen the Board’s independent oversight of our performance, strategy and succession planning and to promote effective governance standards.
▶The Lead Independent Director presides over the meetings of the non-management directors of the Company.

INDEPENDENT BOARD COMMITTEES AND DIRECTORS
▶Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and committee level.
▶Seven of our nine directors are considered independent under the NYSE listing standards. Six of our seven director nominees are considered independent.
▶Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors, and perform oversight functions independent of management.
▶All of our directors are free to suggest the inclusion of items on the agenda for meetings of our Board or raise subjects that are not on the agenda for that meeting.
▶Our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management.
▶Committees perform oversight functions independent of management.
▶Our Board holds regularly scheduled executive sessions of only non-management directors, led by the Lead Independent Director, in order to promote discussion among the non-management directors and assure independent oversight of management.

22

Proposal 1: Election of Directors
Independent Directors
Under the NYSE listing standards, at least a majority of the Company’s directors and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with such person’s ability to exercise independent judgment as a member of the Company’s Board.
Our Board currently has nine members: D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, Hayden C. Eaves III, David M. Fields, David H. Hoster II, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom. The Board has determined that each director who served during the fiscal year ended December 31, 2022 was, and each current director continues to be, independent other than Mr. Loeb, the Company’s Chief Executive Officer, and Mr. Hoster, the Company’s Chairman of the Board.
Two of our directors have relationships with companies with whom we have directly or indirectly done business and continue to do business. The Board determined that these are commercial relationships that involve routine, arms-length transactions between the Company and the other parties, and were not considered material relationships that would impair the directors’ independence. We provide additional details about the relationships in the following table.

Director	Name of Employer (including affiliated companies)	Business Relationship	Dollar Amount of Transactions (approximate)
Donald F. Colleran (1)	FedEx Corporation	Routine leasing of space by the Company to FedEx	$3,700,000, representing less than 0.8% of the Company’s gross revenues in 2022
		Routine purchases of package delivery services by the Company from FedEx	The amount paid by the Company represents a de minimis percentage of FedEx’s gross revenue in 2022
Hayden C. Eaves III (2)	IDS Realty	Mr. Eaves is an advisor to IDS Realty, a company that EastGroup conducts business with	Mr. Eaves receives nominal compensation from IDS for his services
(1)Mr. Colleran retired from FedEx Corporation, effective January 1, 2023.
(2)Mr. Eaves’ term expires at the Meeting, and he has not been nominated by the Board to stand for re-election.
Board Size
Our Bylaws provide that the number of directors will be initially as provided in our Charter, and subsequently as determined by the Board. The size of our Board is currently set at nine directors. Mr. Eaves’ and Mr. Hoster's terms expire at the Meeting, and they have not been nominated by the Board to stand for re-election. Accordingly, the Board has adopted resolutions reducing the size of the Board from nine to seven members, effective at the conclusion of the Meeting.

2023 Proxy Statement	23

Proposal 1: Election of Directors
Committees of the Board
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee; membership of these committees is outlined in the table below. Each member of each of these committees is “independent” as that term is defined in the NYSE listing standards. The Board has adopted written charters for each of these committees, which are reviewed annually by the respective committee and are available on our website at http://investor.eastgroup.net/governance-documents. Materials located on our website and referenced herein are not deemed to be part of this proxy statement and are not incorporated by reference.

Audit Committee

MEMBERS Mary E. McCormick (Chairperson) D. Pike Aloian Katherine M. Sandstrom Meetings in 2022: 6
PRINCIPAL RESPONSIBILITIES
▶Oversee the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm and the internal audit department.
▶Review and provide oversight of the Company’s cybersecurity and other information technology risks.
▶Monitor financial risks relevant to the Company, potential related party arrangements and a variety of other accounting and financial matters.
Mmes. McCormick and Sandstrom and Mr. Aloian have each been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. See “Report of the Audit Committee” later in this proxy statement.

Compensation Committee

MEMBERS H. Eric Bolton, Jr. (Chairperson) Donald F. Colleran Hayden C. Eaves III David M. Fields Meetings in 2022: 5
PRINCIPAL RESPONSIBILITIES
▶Review and recommend to the Board an appropriate executive compensation policy.
▶Approve compensation of the Company’s executive officers.
▶Review and recommend to the Board appropriate compensation for the Company’s directors.
▶Review and make recommendations with respect to executive and employee benefit plans and programs.

Nominating and Corporate Governance Committee

MEMBERS Katherine M. Sandstrom (Chairperson) Donald F. Colleran David M. Fields Mary E. McCormick Meetings in 2022: 5
PRINCIPAL RESPONSIBILITIES
▶Assess Board membership needs and identify, screen, recruit and present director candidates to the Board.
▶Implement policies regarding corporate governance matters.
▶Evaluate and make recommendations regarding committee memberships and chairpersonships.
▶Sponsor and oversee performance evaluations for the Board as a whole and the directors.
▶Review and provide oversight of the Company’s ESG strategy, practices and policies.

24

Proposal 1: Election of Directors
Board Oversight and Engagement
The Board’s role is to maximize long-term shareholder value. In order to maximize long-term shareholder value, the directors’ primary functions are:

STRATEGIC OVERSIGHT	RISK OVERSIGHT	SUCCESSION PLANNING
▶Review management’s business strategies to evaluate their efficacy
▶Seek to ensure that the Company’s compensation strategy for key executives
i.is effective in attracting and retaining key executives;
ii.links pay to performance based on goals that are aligned with the long-term interests of the Company’s shareholders; and
iii.is administered fairly and in the shareholders’ interests

▶Review, and where appropriate, approve and evaluate financial and internal controls
▶Seek to ensure that the Company’s business is conducted in conformity with applicable laws and regulations
▶Review with management and monitor the material risks related to the Company’s business
▶Select the Chief Executive Officer and other senior officers ▶Develop and periodically review a management succession plan

2023 Proxy Statement	25

Proposal 1: Election of Directors
Risk Oversight
The Company believes that its leadership structure allows the Board to provide effective oversight of the Company’s risk management function by receiving and discussing regular reports prepared by the Company’s senior management on areas of material risk to the Company, including market conditions; tenant concentrations and credit worthiness; leasing activity and expirations; compliance with debt covenants; management of our balance sheet and debt maturities; access to debt and equity capital markets; existing and potential legal claims against the Company; cybersecurity, including cyber-attacks and computer viruses; ESG initiatives; enterprise risk management; and various other matters relating to the Company’s business.

BOARD
The Board administers its risk oversight function through:
▶The required approval by the Board (or a committee thereof) of significant transactions and other decisions, including, among others, development and acquisitions of properties, new borrowings and the appointment and retention of the Company’s senior management;
▶Regular meetings with management to discuss the Company’s operations and strategy;
▶Reviewing, on at least an annual basis, the Company’s enterprise risk management program;
▶The coordination of the direct oversight of specific areas of the Company’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, with oversight by the full Board as appropriate; and
▶Periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes, the Company’s internal control over financial reporting, and the security of the electronic systems which the Company relies upon to conduct its business.

AUDIT COMMITTEE
▶Oversees the Company’s financial reporting and internal control environment;
▶Oversees the internal and external audit functions;
▶Reviews and provides oversight of the Company’s cybersecurity and other information technology risks; and
▶Monitors the Company’s financial risks.

COMPENSATION COMMITTEE
▶Considers various risks when approving the Company’s compensation structure for its executive officers and directors, including retention, pay for performance, and aligning the Company’s interests with those of shareholders; and
▶Engages an independent compensation consultant and works together with them to apply the Committee’s compensation philosophy to its compensation programs by analyzing current market trends, peer compensation metrics, and evaluating risks associated with executive compensation.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
▶Assesses governance risks and the various risks associated with Board leadership;
▶Considers various risks and the value of diversity of thought, skill sets, experiences and demographics when identifying potential candidates to serve as directors; and
▶Reviews and provides oversight of the Company’s ESG program.

MANAGEMENT
▶Conducts the operations of the business while identifying and considering associated risks;
▶Discusses within the management team and with the Board areas of potential risks and actions to mitigate those risks;
▶Establishes and follows a system of internal controls to prevent, deter and detect any potential fraudulent or erroneous activity; and
▶Engages third-party professionals on a variety of matters to ensure the Company is following best practices.

See the discussion under the heading “Leadership Structure” on page 22 for a discussion of why the Board has determined that its current leadership structure is appropriate.

26

Proposal 1: Election of Directors
Strategic Oversight
The Board is responsible for oversight of strategy, the operation of the business and performance evaluation, so as to promote the long-term successful performance of the Company.

The Board meets at least quarterly to review the results of the Company’s operations, financial reports, market-specific business reports, strategic transactions and capital funding.	The Board and senior management conduct an annual strategic planning meeting to discuss longer-term strategy and goals for the Company, enterprise risk management, potential new business opportunities or shifts in the market/business landscape.

Human Capital Oversight
We believe our employees are a critical component of the success and sustainability of our Company, and we are committed to providing a diverse and inclusive work environment that encourages collaboration and teamwork. We have various policies and practices in place, including a Code of Ethics and Business Conduct, Whistleblower Program, Equal Opportunity and Commitment to Diversity, Human Rights Statement, Vendor Code of Conduct, ADA & Reasonable Accommodation, Commitment to Safety, Community Service, Family Medical Leave, Maternity and Paternity Leave, Standards of Conduct, Corporate Green Office Guide, Workplace Violence Prevention, Healthy, Wealthy, Wise Benefits Summary, and Cybersecurity Policy.
We value our employees, and our focus on human capital management and other socially-responsible initiatives is at the forefront of discussions and decisions with both management and the Board. The Nominating and Corporate Governance Committee reviews and provides oversight of the Company’s ESG program, including human capital.
Members of the Board and senior management regularly discuss succession planning for directors, senior management and other key employees. Discussions include interim and longer-term solutions to future succession-related events, internal and external candidates, and considerations of potential structural changes in the Company’s personnel organizational chart.
ESG Oversight
EastGroup’s commitment to ESG initiatives is evidenced by its building standards, corporate policies and procedures and Company culture. At EastGroup, protecting the environment is important to the Company’s employees, customers and communities. The Company strives to support sustainability through its commitment to build high performance and environmentally responsible properties.
During 2021, the Company acted on its commitment to ESG initiatives by hiring a full-time Director of Corporate Sustainability to lead its ESG efforts. The Company also expanded its ESG Committee to include employee representation from various operational groups and geographic locations. During 2022, the Company furthered its commitment to ESG initiatives by engaging a sustainability consulting firm to assist in onboarding with an environmental data management platform and to provide recommendations for our ESG program as a whole. The Nominating and Corporate Governance Committee provides direct oversight of the Company’s ESG strategy and policies, with ongoing oversight by the full Board. The Board and/or Nominating and Corporate Governance Committee receives periodic updates from, and provides high-level guidance to, our management on ESG-related topics. In 2022, our management and the Board formally met four times to discuss these topics, and the Nominating and Corporate Governance Committee met for one formal discussion on ESG.
Our latest ESG Report can be found at https://www.eastgroup.net/priorities. The information contained in our ESG Report is not incorporated by reference into this proxy statement.

2023 Proxy Statement	27

Proposal 1: Election of Directors
Shareholder Engagement
Shareholders and other parties interested in communicating directly with the Lead Independent Director or with the directors as a group may do so by writing to Lead Independent Director, EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157. Correspondence so addressed will be forwarded directly to the Lead Independent Director, who will forward any such communication to the director(s) to whom the communication is addressed. Shareholders and other parties interested in communicating with the directors as a group may also do so via the Contact Us page of EastGroup’s website at www.eastgroup.net.
From time to time, the Company’s management team will engage directly with shareholders to discuss governance and other corporate matters. Management and the Board take this feedback into consideration when discussing and acting on corporate governance matters, as evidenced by the following actions taken in recent years:

WHAT WE HEARD	WHAT WE DID
Gender Diversity	Added a new female director in July 2020
Racial/Ethnic Diversity	Added a new racially diverse director in February 2022
Age and Tenure of Director Nominees	Average age lowered by seven years since 2020(1) Average years of tenure decreased by 12 years since 2020(1)
Human Rights Statement and Vendor Code of Conduct	We adopted a Human Rights Statement and Vendor Code of Conduct during 2021
Bylaw Amendments	In 2021, we proposed, and shareholders approved, the amendment and restatement of our charter and bylaws to allow our bylaws to be amended by a majority of shareholder votes.
(1)Director nominees excluding our CEO, Marshall A. Loeb
Other Governance Principles
Code of Ethics and Business Conduct
Our Board adopted a Code of Ethics and Business Conduct (the “Code of Ethics”), which governs business decisions made and actions taken by our directors, officers and employees and provides guidance for recognizing potential issues encountered in conducting Company business and for making decisions that conform to our legal and ethical standards. All directors, officers, and employees are expected to be familiar with the Code of Ethics and adhere to those principals and procedures. The Company has a Whistleblower Policy whereby customers, suppliers, employees and other stakeholders may report, in good faith, details of any instances of illegal and/or unethical conduct. A copy of the Code of Ethics is available on our website at http://investor.eastgroup.net/governance-documents. We intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines, a copy of which is available on our website at http://investor.eastgroup.net/ governance-documents. The information contained on, or available through, our website is not incorporated by reference into this proxy statement.
Copies of our Code of Ethics and Corporate Governance Guidelines may also be obtained free of charge by writing to EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, Attention: Investor Relations.
Board Attendance at Meetings
The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which they serve. The Board held seven meetings during the Company’s 2022 fiscal year, and each director attended 75% or more of the Board meetings and meetings held by all committees of the Board on which he or she served, except for Mr. Eaves, who attended five of seven Board meetings and two of four meetings of the Nominating and Corporate Governance Committee that occurred while he served on the committee. Each director nominee is also expected to attend the Meeting. All of our Board members who were directors at the time of the 2022 Annual Meeting of Shareholders attended that meeting.

28

Proposal 1: Election of Directors
Compensation of Directors
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board and that this approach is comparable to the policies of our peers. We feel that it is appropriate to provide cash compensation to our non-employee directors to compensate them for their time and effort and to provide equity compensation to our non-employee directors to align their long-term interests with those of the Company and our shareholders.
Under the Company’s director compensation program as set forth in the Independent Director Compensation Policy, non-employee directors are paid annual cash retainers for their service as shown below.

Position	Annual Cash Retainer ($)
Non-employee Director	60,000
Lead Independent Director	25,000
Audit Committee chairperson	20,000
Audit Committee member	10,000
Compensation Committee chairperson	15,000
Compensation Committee member	7,500
Nominating and Corporate Governance Committee chairperson	12,000
Nominating and Corporate Governance Committee member	6,000
Investment Committee member	6,000
In addition, each non-employee director is reimbursed for his or her expenses in connection with attendance of meetings.
A non-employee director who is appointed to the Board outside of an annual meeting of shareholders will receive a prorated amount of the applicable annual cash retainer, based on the time between his or her appointment and our next annual meeting of shareholders.
Pursuant to the Independent Director Compensation Policy, non-employee directors receive an annual award of restricted shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in connection with their election or re-election to the Board at the annual meeting of shareholders. The annual award consists of restricted shares of the Company’s Common Stock determined by dividing $110,000 by the fair market value of a share of the Company’s Common Stock on the date of grant. If a fraction results, the number of shares shall be rounded up to the next whole number. The restricted shares vest in full on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders following the date of grant, subject to the non-employee director’s continued service on the Board through such vesting date, subject to certain exceptions. A non-employee director who is appointed to the Board outside of the annual meeting of shareholders will receive a prorated amount of the annual award, based on the time between his or her appointment and our next annual meeting of shareholders.
The Independent Director Compensation Policy also provides that each new non-employee director appointed or elected will receive an automatic award of a number of restricted shares of Common Stock on the effective date of election or appointment, equal to $25,000 divided by the fair market value of a share of the Company’s Common Stock on such date. If a fraction results, the number of shares shall be rounded up to the next whole number. These restricted shares will vest over a four-year period, subject to the director’s continued service on our Board on each applicable vesting date.

2023 Proxy Statement	29

Proposal 1: Election of Directors
As an employee of the Company, Mr. Loeb did not receive any compensation for his service as a director during the fiscal year ended December 31, 2022. The compensation received by Mr. Loeb, as a Named Executive Officer of the Company, is presented in the Summary Compensation Table (page 54). The Company’s non-employee directors received the following aggregate amounts of compensation for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
D. Pike Aloian	65,335	110,058	175,393
H. Eric Bolton, Jr.	73,335	110,058	183,393
Donald F. Colleran	63,460	110,058	173,518
Hayden C. Eaves III (2)	60,460	110,058	170,518
David M. Fields (3)	57,876	166,916	224,792
David H. Hoster II (4)	103,670	110,058	213,728
Mary E. McCormick	67,835	110,058	177,893
Katherine M. Sandstrom	68,335	110,058	178,393
(1)Represents the aggregate grant date fair values of the shares and restricted shares of Common Stock awarded to the non-employee directors during the fiscal year ended December 31, 2022, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 15, 2023.
(2)Mr. Eaves’ term expires at the Meeting, and he has not been nominated by the Board to stand for re-election.
(3)Mr. Fields was appointed to the Board in February 2022. In accordance with the Company’s Independent Director Compensation Policy, he received (i) a prorated portion of the annual cash retainers for service on the Board and the Compensation Committee, (ii) a prorated annual award of shares of Common Stock and (iii) an award of restricted shares of Common Stock for his initial appointment to the Board.
(4)In addition to the standard payments to non-employee directors under the Company’s Independent Director Compensation Policy, the Board approved a cash stipend equal to $50,000 for Mr. Hoster, in connection with his additional service as Chairman of the Board in 2022. Mr. Hoster’s term expires at the Meeting, and he has not been nominated by the Board to stand for re-election.

Director Stock Ownership Guidelines
Directors are required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least five times the annual cash retainer for directors.

30

PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment of the independent registered public accounting firm engaged by the Company. During 2020, the Audit Committee conducted an audit proposal process and selected KPMG LLP (“KPMG”) to continue serving as the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as independent auditors for the fiscal year ending December 31, 2023. The Board is asking shareholders to approve this appointment. KPMG was first appointed as our independent registered public accounting firm effective in 1970 to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1970. KPMG audited the Company’s financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2022. A representative of KPMG will be present at the Meeting and will have an opportunity to make a statement and answer appropriate questions.
The following section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.
The Board recommends that you vote “FOR” the appointment of KPMG, an independent registered public accounting firm, to serve as the Company’s independent auditors for the 2023 fiscal year.
Shareholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

FOR
The Board unanimously recommends that the shareholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 Proxy Statement	31

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Evaluation and Selection of Independent Auditors
On an annual basis, the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm and from time to time will conduct a formal audit proposal process with several audit firms. Factors considered by the Audit Committee when retaining its auditors include:
▶the firm’s technical expertise and knowledge of the Company’s business and industry;
▶the firm’s independence;
▶the efficiency and effectiveness of the firm’s audit services and capabilities;
▶the availability and quality of the firm’s educational resources;
▶the quality of the firm’s communications with the Audit Committee and management; and
▶the appropriateness of the firm’s fees.

BENEFITS OF LONGER TENURE
▶Institutional knowledge of the Company’s business operations, accounting policies and practices, personnel and internal control over financial reporting enhance the efficiency and quality of the audit process.
▶A competitive fee structure is achieved due to KPMG’s deep knowledge and familiarity with the Company. There would be additional fees required in changing audit firms.

Based on these and other factors, the Audit Committee determined that, as of the most recent audit proposal process conducted by the committee, continuing to engage KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
Auditor Fees and Services
In connection with the audit of the 2022 financial statements, the Company entered into an engagement agreement with KPMG which set forth the terms by which KPMG will perform audit services for the Company.
The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal years 2022 and 2021.

	2022	2021
Audit Fees (1)	$870,000	$787,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$870,000	$787,000
(1)Audit fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and reviews of our quarterly financial statements, the audit of internal control over financial reporting and other services and communications that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. For 2022 and 2021, this includes annual amounts of $155,000 and $112,000, respectively, for comfort letter procedures in connection with the issuance of Common Stock.

32

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Policy for Pre-Approval of Audit and Permitted
Non-Audit Services
The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairperson, but the decision is subsequently reported to the full Audit Committee.
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter which was amended on March 3, 2023. A complete copy of the Audit Committee charter is available on the Company’s website at www.eastgroup.net.
The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, and audit functions. Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. The Company has an internal audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls. The Audit Committee’s responsibilities include oversight of the Company’s independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2022.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with KPMG without management being present. The Audit Committee met six times during 2022, including one executive session with KPMG. In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and KPMG to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that the financial statements in the Company’s Annual Report on Form 10-K were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the SEC, the NYSE and other matters required by the charter of this committee. In addition, the Audit Committee has received the written disclosures from KPMG required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with KPMG their independence from the Company and its management.
On the basis of the reviews and discussions the Audit Committee has had with KPMG and management, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
Submitted by the Audit Committee:
MARY E. MCCORMICK, CHAIRPERSON
D. PIKE ALOIAN
KATHERINE M. SANDSTROM

2023 Proxy Statement	33

PROPOSAL 3	Non-Binding, Advisory Vote on Executive Compensation

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation awarded to our Named Executive Officers, as we have described it in the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying tables and narrative disclosure.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this proxy statement, pursuant to Item 402 of Regulation S-K. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve, on a non-binding, advisory basis, the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
You may vote for or against the resolution, or you may abstain. For the non-binding, advisory vote on the compensation of our Named Executive Officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
While the say-on-pay vote is advisory and will be non-binding, the Compensation Committee does value the opinions of our shareholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our Named Executive Officers. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2024 annual meeting of shareholders, and the next advisory vote on the frequency of holding future say-on-pay votes will occur no later than the 2029 annual meeting of shareholders.

FOR	The Board unanimously recommends that you vote “FOR” this resolution.

34

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Executive Officers
The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the directors or executive officers of the Company.

Marshall A. Loeb, 60

Chief Executive Officer and President
Mr. Loeb has served as the President of the Company since March 2015 and Chief Executive Officer of the Company since January 2016. He rejoined the Company as President and Chief Operating Officer in March 2015 from Glimcher Realty Trust, where he served as President and Chief Operating Officer from 2005 to 2015. From 2000 to 2005, he served as Chief Financial Officer of Parkway Properties, Inc. Mr. Loeb, who was with the Company from 1991 to 2000, began with the Company as an asset manager and rose to senior vice president after having a variety of responsibilities with the Company. Since 2018, Mr. Loeb has served on the board of directors of Lamar Advertising Company (Nasdaq: LAMR), one of the largest outdoor advertising companies in the world specializing in billboard, interstate logo, transit and airport advertising formats. Mr. Loeb also serves as a member of the Nareit 2023 Advisory Board of Governors, the advisory body to the Nareit executive board, and as chairman of the Audit and Investment Committee of Nareit.

Brent W. Wood, 53

Executive Vice President, Chief Financial Officer and Treasurer
Mr. Wood has served as an Executive Vice President since May 2017 and Chief Financial Officer and Treasurer of the Company since August 2017. He was a Senior Vice President of the Company from 2003 to 2017, a Vice President of the Company from 2000 to 2003, a Senior Asset Manager of the Company from 1997 to 1999 and Assistant Controller of the Company from 1996 to 1997.

John F. Coleman, 63

Executive Vice President
Mr. Coleman has served as an Executive Vice President of the Company since May 2017. He was a Senior Vice President of the Company from 2001 to 2017. From 1994 until 2001, he was a Senior Vice President of Weeks Corporation and its successor Duke Realty Corporation (an industrial/office REIT).

Ryan M. Collins, 42

Senior Vice President
Mr. Collins has served as a Senior Vice President of the Company since May 2017. From 2004 to May 2017, Mr. Collins served as Vice President and Asset Manager for Clarion Partners (a diversified real estate investment firm).

R. Reid Dunbar, 47

Senior Vice President
Mr. Dunbar has served as a Senior Vice President of the Company since May 2017. From 2005 through May 2017, Mr. Dunbar held various positions with Prologis (an industrial REIT) and was most recently a Senior Vice President.

Staci H. Tyler, 42

Senior Vice President, Chief Accounting Officer and Secretary
Ms. Tyler, a Certified Public Accountant, has served as Senior Vice President, Chief Accounting Officer and Secretary since June 2020. Ms. Tyler served as the Company’s Controller from 2017 to 2020 and Vice President from 2010 to 2020. She joined the Company in 2007 as Assistant Controller. Prior to joining the Company, Ms. Tyler was a Senior Audit Associate with KPMG. Since 2022, Ms. Tyler has served on the board of directors, and is Chair of the Audit Committee, of BancPlus Corporation, one of the Southeast’s premier regional banks serving consumers and businesses through retail banking, commercial banking, mortgage lending and wealth management.

2023 Proxy Statement	35

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) reports on the Company’s performance in 2022, the executive compensation earned in light of that performance, and the performance metrics and other relevant factors the Compensation Committee used in making its compensation decisions with respect to our Chief Executive Officer and President, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2022 (collectively, the “Named Executive Officers”).
Executive Summary
Named Executive Officers
Our Named Executive Officers for the fiscal year ended December 31, 2022 are:

MARSHALL A. LOEB Chief Executive Officer and President	BRENT W. WOOD Executive Vice President and Chief Financial Officer	JOHN F. COLEMAN Executive Vice President	R. REID DUNBAR Senior Vice President	RYAN M. COLLINS Senior Vice President
2022 Performance Highlights
The Company achieved outstanding performance from both an operational and capital standpoint during 2022, as highlighted below.

LEASING	ACQUISITIONS	DEVELOPMENT AND VALUE-ADD PROGRAM
98.3%
occupancy at the end of 2022
39.0%
increase in rental rates on new and renewal leases in 2022
98.2%
same property average
occupancy for 2022
92.5%
of expiring square feet renewed or
re-leased within the quarter of expiration during 2022
$624.4 million cost during 2022 Operating Properties 1,706,000 square feet Value-add Properties 1,044,000 square feet Land 456 acres
$494.1 million
projected total investment with
20 projects (3,981,000 square feet) at December 31, 2022
Started 14 new development projects (2,668,000 square feet) with a projected total investment of $329.1 million in 2022.

DISPOSITIONS	DIVIDENDS	MANAGEMENT OF THE BALANCE SHEET
$41.0 million Realized gain for selling 287,000 square feet of operating properties (not included in FFO)	$4.70 per share declared annual cash dividends in 2022 Increased quarterly cash dividend by 13.6% in August 2022
$76.4 million
Common Stock issued under our continuous common equity program in 2022 at an average of $194.17 per share
$355.1 million
Common Stock issued in the purchase of real estate in 2022 at a negotiated price of $190.00 per share

36

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

AIP FINANCIAL METRICS

FFO PER SHARE(1)	INCREASE IN SAME PNOI(1)	DEBT-TO-EBITDAre RATIO(1)	FIXED CHARGE COVERAGE(1)

LTIP FINANCIAL METRIC

COMPANY TSR	NAREIT EQUITY INDEX	NAREIT INDUSTRIAL INDEX CONSTITUENTS

(1)FFO, Same PNOI and EBITDAre are not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on February 15, 2023. Reconciliations of Same PNOI (Cash Basis) and EBITDAre and other required disclosure, including disclosure related to the Debt-to-EBITDAre ratio and Interest and Fixed Charge Coverage ratio, can be found on pages 5, 6, 8, 10, 21, 23 and 24 in the Company’s quarterly Supplemental Information for the period ended December 31, 2022, which can be found on the Investor Relations page of the Company’s website at www.eastgroup.net. Interest and Fixed Charge Coverage ratio is calculated as EBITDAre divided by the sum of interest expense plus principal amortization.

2023 Proxy Statement	37

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Objectives and Philosophy

We believe the most effective compensation program is one that promotes our ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders.

Our Compensation Committee seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary, but that is weighted more towards variable at-risk pay elements through the use of our short- term cash incentive and equity-based compensation, as well as our long-term equity-based compensation.

We foster a culture where our Named Executive Officers may increase their cash compensation by contributing to measurable financial performance metrics of the Company; however, we also require meaningful value creation in the form of total return to our shareholders in order for our Named Executive Officers to earn a significant portion of their equity compensation.

Each element of our compensation program is discussed in more detail under the heading “Components of Our Compensation Program” beginning on page 44.
Compensation Best Practices
To further our objectives, we adhere to the following compensation and corporate governance practices:

What We Do
   We Pay for Performance
   We Balance Short-Term and Long-Term Incentives
   We Limit Maximum Payout Opportunities
   We Maintain a Clawback Policy That Applies to Cash and Equity Incentive Compensation
   We Maintain Robust Stock Ownership Guidelines
   We Retain an Independent Compensation Consultant
   We Have an Entirely Independent Compensation Committee
   We Annually Evaluate the Company’s Compensation-Related Risks
We Maintain Low General and Administrative Expense (Less Than 5% of Revenue for the Years Ended December 31, 2022 and 2021)

What We Don’t Do
❌We Have No Employment Agreements, Automatic Salary Increases or Guaranteed Bonuses
❌We Do Not Pay Dividends or Dividend Equivalents on Unvested Restricted Shares
❌We Do Not Have Tax Gross-Ups and Do Not Have “Single-Trigger” Provisions
❌ We Do Not Allow Hedging or Pledging by Officers or Directors
❌We Have No Accelerated Vesting of Performance Awards
❌We Do Not Provide Excessive Perquisites
❌We Do Not Provide Pension Arrangements or Non-Qualified Deferred Compensation Arrangements

How We Make Compensation Decisions
We believe the most effective compensation program is one that promotes our ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders. Our executive compensation program is developed and monitored by our Compensation Committee. We provide a mix of fixed and at-risk pay incentives that are intended to motivate our executives to achieve short-term and long-term objectives and build sustainable long-term value for our Company.

38

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

NO SIGNIFICANT CHANGES TO NEO BASE SALARY	PAY AT RISK	PEER GROUP POSITIONING

The salaries of our Named Executive Officers increased in the range of 3.5% to 6.2% from 2021 to 2022.	A significant portion of our Named Executive Officers’ compensation is at-risk and performance-based.	The compensation of our Named Executive Officers is generally at the median of our asset and size peer groups.

Roles and Responsibilities

Role of Compensation Committee
The Compensation Committee is responsible for implementing our executive pay philosophy, evaluating compensation against the market, and approving the material terms of executive compensation arrangements, such as incentive plan participants, award opportunities, performance goals, and compensation earned under incentive plans.

Role of Compensation Consultant
The Compensation Committee relies upon outside advisors to assist in determining competitive pay levels and evaluating pay program design. In 2022, the Compensation Committee again retained Ferguson Partners Consulting L.P. (“FPC”), which was first engaged by the Compensation Committee in 2003.
A representative from FPC frequently attends meetings of the Compensation Committee and is available to participate in executive sessions and to communicate directly with the Compensation Committee chairperson or its members outside of meetings.

The Compensation Committee directed FPC to, among other things:
▶assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive and equity- based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum);
▶analyze current compensation conditions among the Company’s peers, and assess the competitiveness and appropriateness of compensation levels for our executive officers;
▶recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deemed advisable; and
▶make specific recommendations to the Compensation Committee for base salary, annual cash incentive and equity-based awards for our executive officers.

Role of Management
While Mr. Loeb, our CEO, did participate in general meetings of the Compensation Committee in 2022, he did not participate in all executive sessions nor did he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers’ performance, particularly in regards to the individual objectives of each executive.

2023 Proxy Statement	39

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
In order to ensure that our executive compensation program aligns the interests of our executives with the long-term interests of our shareholders, our Compensation Committee leads a rigorous and continuous process throughout the year.

ESTABLISH January – April	EVALUATE May – December	APPROVE January – February of the following year

▶Discuss general goals and objectives of compensation adjustments, with input from compensation consultant
▶Approve annual budget and use as basis for compensation-related goals
▶Engage with management and approve specific goals for company and individual performance
▶Set compensation program, including base salary, AIP and LTIP

▶Review interim performance relative to goals throughout the year
▶Updates provided in August and December
▶Engage with compensation consultant on peer company benchmarking and approve peer group for following year

▶Determine final performance relative to goals
▶Approve final incentive compensation payouts/award amounts based on achievement of financial metrics and the Committee’s assessment of individual performance

ANNUAL REVIEW

▶Evaluate Company’s compensation programs and assess for risk
▶Evaluate independence of outside advisors, including compensation consultant and legal counsel
▶Assess compliance with stock ownership requirements
▶Review compensation-related disclosures in proxy prior to filing

▶Review say-on-pay and other compensation trends following annual meeting
▶Review charter and conduct evaluation of Committee performance
▶Review and recommend any changes to director compensation (bi-annually)

2022 Compensation Program Design and “Say-on-Pay” Advisory Vote
We provide shareholders with an annual non-binding, advisory “say-on-pay” vote on the Company’s compensation program for its Named Executive Officers, in accordance with the preference expressed by shareholders concerning the frequency of such votes at our 2017 annual meeting. Our Compensation Committee considered the results of the “say-on-pay” advisory vote conducted at our 2022 annual meeting. As reported in our current report on Form 8-K, filed with the SEC on May 27, 2022, approximately 97.9% of the votes cast on the proposal expressed support for the compensation program offered to our Named Executive Officers as disclosed in last year’s proxy statement, which represents the sixth consecutive year that our “say-on-pay” proposal was supported by over 97% of votes cast. Accordingly, our Compensation Committee made no changes to our executive compensation program as a result of the say-on-pay advisory vote. We will be conducting our annual non-binding, advisory say-on-pay vote as described in Proposal No. 3 of this proxy statement at the Meeting. Our Board and our Compensation Committee will continue to consider the outcome of the non-binding, advisory say-on-pay vote, as well as shareholder feedback received throughout the year, when making compensation decisions for our Named Executive Officers in the future.

40

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
SAY-ON-PAY SHAREHOLDER SUPPORT

2017-2022 Average Say-on-Pay Support

2017	2018	2019	2020	2021	2022

Our shareholders have largely supported the general framework of our compensation program with respect to the types of performance metrics by which we have measured our short-term and long-term performance. Accordingly, we continue to use a diverse group of performance metrics in connection with our annual incentive plan (“AIP”), including FFO, Same PNOI change, debt to EBITDAre ratio and fixed charge coverage as well as individual performance goals. The performance metrics used in 2022 remain largely unchanged from the previous year’s metrics. Performance goals and the corresponding payout levels were established across a three-tier construct (i.e. threshold, target and maximum).
Since 2017, we have utilized a long-term incentive plan (“LTIP”) based on forward-looking performance. Under the LTIP, the Compensation Committee issues equity grants that are earned based on three-year relative total shareholder return (“TSR”) (2022-2024 for awards granted in 2022) compared to TSR of the members of the Nareit Industrial Index and to the broader Nareit Equity Index. Performance goals and the corresponding payout levels were established across a three-tier construct (i.e. threshold, target and maximum). A portion of the LTIP is based on continued service and serves to foster retention.
Use of Peer Group Data
The Compensation Committee relies on the peer group analysis prepared by FPC to evaluate pay levels for our executive officers. The peer groups recommended by FPC and approved by the Compensation Committee are all public real estate companies and are divided into two groups based on (i) industry sector (the asset-based peer group) and (ii) equity market capitalization, geographic location and historical performance (the size-geographic-performance peer group, or what we refer to as the SGP peer group). FPC analyzes competitive total direct compensation at the peer REITs listed below, as disclosed in their proxy statements for prior years, as well as information contained in FPC’s proprietary database. The Compensation Committee evaluates the appropriateness of the peer groups annually (based on merger and acquisition activity, growth, property focus, etc.) and makes adjustments accordingly.
Asset-Based Peer Group
SUMMARY
▶FPC prepared discussion materials regarding its proposed asset-based peer group for examining compensation across 2020 and 2021.
▶FPC recommended adding one company to the composition of the asset-based peer group from 2021 to 2022.
▶The Compensation Committee reviewed FPC’s recommendations and approved the asset-based peer group to be considered in determining 2022 compensation.
The asset-based peer group used for setting 2022 compensation was unchanged from 2021 except that Terreno Realty Corporation was added. Duke Realty Corporation (which was acquired by Prologis, Inc. in 2022) and PS Business Parks, Inc. (which was acquired by Blackstone Funds in 2022) will no longer be used in the asset-based peer group going forward. The asset-based peer group for 2022 consisted of the following seven exchange-listed REITs that invest in industrial properties.

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2021 PEER GROUP

REMOVED	REMAINING PEERS Duke Realty Corporation First Industrial Realty Trust, Inc. LXP Industrial Trust PS Business Parks, Inc. Rexford Industrial Realty, Inc. STAG Industrial, Inc.	ADDED Terreno Realty Corporation

2022 PEER GROUP
When developing the asset-based peer group used for determining the 2022 executive compensation, FPC and the Compensation Committee considered the following comparative statistics, with data shown as of the time of the executive benchmarking analysis:

Component	EGP Relative Ranking Among 2022 Peer Group
# of Employees	34th percentile
# of Properties	65th percentile
UPREIT Market Capitalization	69th percentile
Total Capitalization	67th percentile
TSR	Above max
SGP Peer Group
SUMMARY
▶FPC prepared discussion materials regarding its proposed SGP peer group for examining compensation across 2020 and 2021.
▶FPC recommended removing two companies and adding two companies to the SGP peer group for 2022.
The SGP peer group used for setting 2022 compensation consisted of the following 13 exchange-listed REITs, which (i) operate across multiple asset classes and are similar in size to the Company in terms of market capitalization, (ii) are similar in performance to the Company in terms of three‑year annualized TSR and/or (iii) are headquartered in the Sunbelt region of the United States. Eleven of the 13 SGP peer group were unchanged from 2021. QTS Realty Trust, Inc. (which was acquired by Blackstone Funds in 2021) and Weingarten Realty Investors were removed from the peer group and were replaced with Broadstone Net Lease, Inc. and Spirit Realty Capital, Inc. for a more appropriate size comparison. CoreSite Realty Corporation (which was acquired by American Tower Corporation in 2021) and PS Business Parks, Inc. (which was acquired by Blackstone Funds in 2022) will no longer be used in the SGP peer group going forward. The SGP peer group companies for 2022 were as follows:

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

2021 PEER GROUP

REMOVED ▶QTS Realty Trust, Inc. ▶Weingarten Realty Investors
REMAINING PEERS
▶CoreSite Realty Corporation
▶Cousins Properties Incorporated
▶First Industrial Realty Trust, Inc.
▶Healthcare Realty Trust Incorporated
▶Life Storage, Inc.
▶National Storage Affiliates Trust
▶Physicians Realty Trust
▶PS Business Parks, Inc.
▶Rexford Industrial Realty, Inc.
▶Sabra Health Care REIT, Inc.
▶STAG Industrial, Inc.
ADDED ▶Broadstone Net Lease, Inc. ▶Spirit Realty Capital, Inc.

2022 PEER GROUP
When developing the SGP peer group used for determining the 2022 executive compensation, FPC and the Compensation Committee considered the following comparative statistics, with data shown as of the time of the executive benchmarking analysis:

Component	EGP Relative Ranking Among 2022 Peer Group
# of Employees	22nd percentile
# of Properties	49th percentile
UPREIT Market Capitalization	85th percentile
Total Capitalization	76th percentile
TSR	84th percentile
FPC conducted a study that compared the Company’s actual 2021 compensation for the executive officers (including the equity awards made in 2021 with respect to 2020 performance) with the actual 2021 total compensation of the top five executives of each of the companies included in the peer groups. In addition, FPC analyzed target compensation. The study showed that the target total pay, on a weighted average basis for all executive officers, was between the 25th percentile and median of both the asset-based peer group and the SGP peer group. The Compensation Committee then used the peer group data, survey information and other relevant factors to establish the 2022 compensation program for our executive officers. These factors provided the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. The Company did not target a specific percentile of the peer group to set compensation and no single factor was determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Components of Our Compensation Program
The total compensation opportunity for our Named Executive Officers in 2022 incorporated three primary components: base salary, an annual cash and equity incentive award and long-term equity incentive awards subject to both performance-based vesting (earned over a three-year performance period) and service-based vesting (over a four-year period).

Pay Element
	CEO	Other NEOs	Why It Is Provided	Key Features
Base Salary			▶We pay a base level of competitive cash salary to attract and retain executive talent.
▶We determine base salary based on experience, job scope, market data and individual performance.
▶We annually review our Named Executive Officers’ base salaries against our peers to maintain competitive levels.

Annual Cash and Equity Incentive Target (AIP)			▶Our annual cash and equity incentives are based on the achievement of objective, at-risk Company performance metrics and individual goals to align compensation with strategic goals.
▶A balanced mix of financial metrics commonly used to measure REIT performance and individual performance goals:
▶FFO per share (50%)
▶Same PNOI change (10%)
▶Debt to EBITDAre ratio (10%)
▶Fixed charge coverage (10%)
▶Individual Objectives (20%)
▶Paid 50% in cash and 50% in equity that vests ratably over two years after the one-year performance period.

Performance-Based Long Term Equity Incentive Target (LTIP)			▶We grant performance-based (70%) and service-based restricted shares (30%) to our executives to encourage retention and align executive compensation with shareholders’ interests.
▶Performance-based awards are only earned by achieving the Company’s three-year TSR performance hurdles relative to the Nareit Equity Index and member companies of the Nareit Industrial Index.
▶A portion of the shares vest at the end of the three-year performance period, and the remaining shares vest after an additional one-year vesting period.

Service-Based LTIP				▶Service-based awards vest ratably over four years.
At-Risk Compensation Mix
The graphics below illustrate the mix of 2022 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target levels, for our Chief Executive Officer and on an average basis for our other Named Executive Officers. At-risk pay incentives constitute the majority of the total compensation package for our executive officers, consistent with our pay-for-performance compensation philosophy and objective, as discussed below. We believe that linking a substantial portion of our executive officers’, including our Named Executive Officers’, total compensation to at-risk pay rewards the achievement of key short-term and long-term performance goals and strongly aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. A larger portion of our Chief Executive Officer’s total compensation was linked to at-risk pay as compared to the other Named Executive Officers, in recognition of our Chief Executive Officer’s overall responsibility for our corporate performance.

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TARGET COMPENSATION MIX: CHIEF EXECUTIVE OFFICER

Chief Executive Officer

TARGET COMPENSATION MIX: OTHER NAMED EXECUTIVE OFFICERS

Other Named Executive Officers
Base Salary
The Compensation Committee seeks to provide our executive officers with a level of assured cash compensation in the form of base salaries that are commensurate with their professional status and responsibilities, accomplishments and geographic location. The base salaries are reviewed annually by the Compensation Committee and are adjusted from time to time to recognize competitive market data based on our peer groups, the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. Based on a consideration of these factors, the base salaries of our Named Executive Officers were increased by a range of 3.5%-6.2% for 2022. The 2021 and 2022 base salaries for each Named Executive Officer and the percentage increase from 2021 to 2022 are shown in the following table:

Named Executive Officer	2021 Salary ($)	2022 Salary ($)	Increase (%)
Marshall A. Loeb	720,000	745,000	3.5
Brent W. Wood	463,500	485,000	4.6
John F. Coleman	447,780	475,000	6.1
R. Reid Dunbar	415,411	440,000	5.9
Ryan M. Collins	362,457	385,000	6.2
Annual Incentive Compensation
Our Named Executive Officers have an opportunity to earn annual incentive awards, paid one-half in cash and one-half in equity, designed to reward annual corporate performance and individual performance. Each year the Compensation Committee establishes a target annual incentive award opportunity for each of our Named Executive Officers following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the surveys and market data based on our peer groups, as discussed previously.

ANNUAL CORPORATE PERFORMANCE (80%)	+	INDIVIDUAL PERFORMANCE (20%)	=	ANNUAL INCENTIVE AWARD

				Cash 50%	Equity 50%

2022 AIP Target Opportunities
The Compensation Committee set the target annual cash incentive and target annual equity incentive each equal to a percentage of annual base salary. If the target goal for a corporate performance metric is achieved, then the corporate performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the corporate performance metric will be deemed to be earned at 50% or 150%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 150% of the target award may be earned under the AIP.

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Named Executive Officer	Target Annual Cash Incentive		Target Annual Equity Incentive
	Percentage of Base Salary (%)	($)	Percentage of Base Salary (%)	($)	Shares (#)(1)
Marshall A. Loeb	135	1,005,750	135	1,005,750	4,414
Brent W. Wood	100	485,000	100	485,000	2,129
John F. Coleman	70	332,500	70	332,500	1,459
R. Reid Dunbar	70	308,000	70	308,000	1,352
Ryan M. Collins	65	250,250	65	250,250	1,098
(1)Shares valued at a closing stock price at the beginning of the performance period, which was $227.85 at December 31, 2021.
2022 AIP Metrics
2022 AIP CORPORATE AND INDIVIDUAL PERFORMANCE GOALS
The performance metrics and their relative weightings for the 2022 annual cash and equity incentive awards are described below, along with why we believe these were appropriate metrics to use in measuring short-term performance.

FFO PER SHARE	INCREASE IN SAME PNOI	DEBT-TO-EBITDAre RATIO	FIXED CHARGE COVERAGE	INDIVIDUAL OBJECTIVES

Rationale	Rationale	Rationale	Rationale	Rationale

▶FFO is a commonly used REIT financial metric defined by Nareit
▶Allows shareholders to compare operating performance among REITs over time on a consistent basis
▶May significantly impact the trading price of a REIT’s common stock and, therefore, may significantly impact TSR

▶Operational performance metric measuring growth in our existing real estate portfolio
▶Allows shareholders to compare year-over-year improvements in our earnings from established investments and our ability to maintain occupancy and increase rental rates
		▶A measure of the Company’s financial condition and operating performance relative to our leverage	▶Fixed charge coverage ratio reflects the strength of our balance sheet and our ability to generate sufficient cash flow to meet our debt obligations and continue to pay or increase our dividend
▶Assessment of individual contributions to the Company’s financial and operational performance, as well as accomplishments relative to annual objectives
▶Incentivizes and rewards individual initiative, achievements and contributions

Each Named Executive Officer was assigned individual goals related to his scope of responsibility and aligned with our overall strategic priorities. These goals account for 20% of a Named Executive Officer’s AIP award and may be qualitative or quantitative in nature. In considering the individual performance of the Named Executive Officers, the Compensation Committee did not assign specific weightings to any factors considered, but instead considered them together as part of a comprehensive qualitative review. Our Compensation Committee sets such individual performance goals at rigorous levels which we believe are sufficiently high to require substantial and sustained performance by the Named Executive Officers to be attained.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
The individual goals given to each Named Executive Officer are strongly influenced by the overall strategic priorities of the Company and quantitative metrics are tied to the financial projections used for the corporate goals included in the AIP. Individual goals vary by Named Executive Officer and include combinations of the following:

▶Strength of balance sheet
▶Operational performance, including FFO and same PNOI results
▶Development/value-add acquisitions/operating property acquisitions
▶ESG initiatives
▶Effective management of human capital
▶Occupancy ▶New and renewed leasing rates ▶Timely and accurate financial reporting ▶Satisfaction of debt covenants, REIT compliance and dividend payouts ▶Effectiveness of cybersecurity

2022 AIP Actual Results
The annual performance goals were based on the initial guidance for 2022 in our February 8, 2022 earnings press release.

Criteria	Weighting	Threshold	Target	Maximum	Final Award (% of Target)
						Weighted average of 144% of Target
FFO per share(1)					150%

Increase in Same PNOI(1)					150%

Debt-to-EBITDAre ratio(1)					100%

Fixed charge coverage(1)					150%

Achievement of individuals goals					Varies – See below

	100%
(1)FFO, Same PNOI and EBITDAre are not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on February 15, 2023. Reconciliations of Same PNOI (Cash Basis) and EBITDAre and other required disclosure, including disclosure related to the Debt-to-EBITDAre ratio and Interest and Fixed Charge Coverage ratio, can be found on pages 5, 6, 8, 10, 21, 23 and 24 in the Company’s quarterly Supplemental Information for the period ended December 31, 2022, which can be found on the Investor Relations page of the Company’s website at www.eastgroup.net. Interest and Fixed Charge Coverage ratio is calculated as EBITDAre divided by the sum of interest expense plus principal amortization.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
2022 AIP Payouts
Based on the Compensation Committee’s analysis of all the foregoing criteria, the Compensation Committee determined that our actual performance resulted in a weighted average of 144% of the target level for Company performance goals (96.0% of maximum) and between target and maximum for the individual performance goals (varies by Named Executive Officer, as shown in the table below). The table below summarizes the overall AIP payouts, which were based on the corporate and individual performance goals and weightings for each Named Executive Officer.

Named Executive Officer	% of Target Earned: Company Performance Goals	% of Target Earned: Individual Performance Goals(1)	% of Target Earned: Total Award	Annual Incentive Cash Awards Earned ($)	Annual Incentive Equity Awards Earned (# shares)
Marshall A. Loeb	144%	135%	142%	1,428,165	6,268
Brent W. Wood	144%	135%	142%	688,700	3,023
John F. Coleman	144%	135%	142%	472,150	2,072
R. Reid Dunbar	144%	145%	144%	443,520	1,947
Ryan M. Collins	144%	145%	144%	360,360	1,582
(1)For 2022, the individual achievements against individual goals for each of our Named Executive Officers were comprised of the following:
▶Mr. Loeb: Maintained strength of balance sheet by achieving a Debt-to-EBITDAre ratio of 5.5; achieved operational performance measures of $7.00 FFO per share and 8.9% increase in Same PNOI; advanced our approach to environmental data management and cybersecurity-related matters through strengthened ESG initiatives; continued investment program during 2022, which included $359.1 million in acquired operating properties, $122.9 million in acquired value-add properties, the acquisition of the 1% noncontrolling interest in an operating property for $18.6 million, and $41.0 million realized gains from the sale of operating properties; started new development projects with a projected total investment of $329.1 million in 2022.
▶Mr. Wood: Maintained strength of balance sheet by achieving a Debt-to-EBITDAre ratio of 5.5; advanced our approach to environmental data management and cybersecurity-related matters through strengthened ESG initiatives; met financial reporting timelines, including quarterly and other SEC filings; monitored debt maturities and executed opportunities for new capital; actively managed dividends with the Company declaring $4.70 per share annual cash dividends in 2022 and increasing the quarterly cash dividend by 13.6% in August 2022; maintained debt covenant and REIT compliance.
▶Messrs. Coleman, Dunbar and Collins: Achieved operational performance by meeting or exceeding Same PNOI and average occupancy objectives; continued investment program during 2022 with development/value-add acquisitions/operating property acquisitions, in each case specific to his region.
The annual incentive equity awards, granted in the form of restricted shares, vested 34% on the date the performance results were certified by the Compensation Committee and will vest 33% on each of January 1, 2024 and 2025, subject to continued employment with the Company through each applicable vesting date. Dividends on the annual equity incentive awards accumulate beginning January 1, 2022 and are paid if and when the restricted shares vest.
Long-Term Compensation
Our Named Executive Officers have an opportunity to earn long-term equity incentive awards intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The Compensation Committee believes that our long-term equity incentive awards, together with the annual equity incentive awards discussed above, provide an appropriate balance between performance incentive and retention awards since the recipient must remain employed by the Company for an additional period following the performance period in order for the restricted shares to vest.
LTIP Target Opportunities
The Compensation Committee set the target for the three-year LTIP award equal to a percentage of base salary. For each three-year LTIP award, 70% of the target award was performance-based (i.e., TSR-based) and 30% of the target award was service-based. If the target goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 200% of the target LTIP award may be earned. The service-based portion of the LTIP award vests 25% per year over four years.

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Named Executive Officer	Target for the Three-Year LTIP Awards ($)	Target for the Three-Year LTIP Awards (# Shares)(1)	Target for the Three-Year LTIP Awards (# Performance-Based Shares)(1)	Three-Year LTIP Awards (# Service-Based Shares)(1)
Marshall A. Loeb	2,100,000	9,217	6,452	2,765
Brent W. Wood	775,000	3,401	2,381	1,020
John F. Coleman	500,000	2,194	1,536	658
R. Reid Dunbar	450,000	1,974	1,382	592
Ryan M. Collins	400,000	1,756	1,229	527
(1)Shares valued at a closing stock price at the beginning of the performance period, which was $227.85 at December 31, 2021.
LTIP Performance Goals
The performance goals for the long-term equity incentive awards are based on the Company’s TSR over a three-year period (2022-2024 for awards granted in 2022) and include a one-year service-based component following the end of the performance period. The earned performance-based LTIP awards vest 75% at the end of the performance period and the remainder on January 1 of the following year, subject to the executive officer’s continued service with the Company through such date. The metrics are shown in the following table. Because the performance period is the three-year period ending December 31, 2024, actual results will not be determined until the first quarter of 2025.

Criteria		Weighting	Threshold	Target	Maximum

TSR Compared to Nareit Equity Index

70%
TSR Compared to member companies of the Nareit Industrial Index

Retentive Service-Based Award
100%
Performance to Date for Prior Grants
The Company’s performance to date for LTIP awards granted in 2020, 2021 and 2022 is shown below for the 70% performance-based component that is based one-half on the Company’s TSR compared to the Nareit Equity Index and one-half on the Company’s TSR compared to the member companies of the Nareit Industrial Index.

Performance Period	2020	2021	2022	2023	2024	Status	% Payout
2020-2022 3-Year LTIP Award	100% Complete					Final; Awarded Above Target	125% of Target
2021-2023 3-Year LTIP Award		67% Complete				Tracking Above Target	170% of Target(1)
2022-2024 3-Year LTIP Award			33% Complete			Tracking Below Target	28% of Target(1)
(1)The performance period for these awards remains open and the payout percentage for these awards has not been determined and may be different than the amounts indicated in the table above.

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Metric	Weighting	Threshold	Target	Maximum
2020 LTIP Award					Final Result (% of Target)

						Weighted average of 125% of Target
Nareit Equity Index					150%

Nareit Industrial Index Constituents					100%
	100%

2021 LTIP Award					Interim Result (% of Target)

						Weighted average of 170% of Target
Nareit Equity Index					200%
Nareit Industrial Index Constituents					140%
	100%

2022 LTIP Award					Interim Result (% of Target)

						Weighted average of 28% of Target
Nareit Equity Index					0%
Nareit Industrial Index Constituents					56%
	100%

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Other Benefits
Retirement Plans
We have a 401(k) Plan pursuant to which the Company makes matching contributions of 50% of the eligible employee’s contributions (limited to 10% of compensation, as defined by the plan) and may also make annual discretionary contributions. For 2022, the Company made a discretionary contribution of 5.4% of eligible employees’ compensation. The percentages of Company contributions for eligible Named Executive Officers are the same percentages as for other eligible employees. When the Compensation Committee calculates targeted overall compensation for our senior management, it factors in the benefits expected to be received under the 401(k) Plan.
Perquisites and Other Benefits
The Compensation Committee annually reviews the perquisites that members of senior management receive. The primary perquisite for executive officers is the Company’s provision of life insurance equal to 2.5x base salary up to a maximum amount of $400,000. Executive officers also participate in the Company’s medical insurance plans on the same terms as other officers. In certain circumstances, we provide reimbursement of reasonable expenses for relocations or substantial changes to the location of an executive officer’s workplace. We do not provide our executive officers automobiles or reimbursement for country clubs, financial planning or things of a similar nature.
Compensation Policies and Procedures
Stock Ownership Guidelines
In order to enhance the alignment of the interests of the directors and management with shareholders, we have instituted stock ownership guidelines that require ownership of Company stock by directors and executive officers who have served in their role as a director or executive officer for a minimum of five years. Directors are required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least five times the annual cash retainer for directors. Executive officers are required to own Company stock with a market value of at least: (i) five times annual base salary for the Chief Executive Officer, (ii) three times annual base salary for Executive Vice Presidents, and (iii) two times annual base salary for Senior Vice Presidents. Director and executive officer stock ownership is reviewed by the Nominating and Corporate Governance Committee on at least an annual basis, and all directors and executive officers who have served in their role as a director or executive officer for a minimum of five years are currently in compliance.
Hedging and Pledging Policy
Our Board has adopted a policy that prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.
Recoupment (Clawback) Policy
We have a policy that requires the reimbursement of incentive compensation in the event of a substantial restatement of our financial results caused by intentional misconduct by senior officers of the Company. The Board reserves the right to review the incentive compensation received by the senior officers with respect to the period to which the restatement relates, recalculate the Company’s results for the period to which the restatement relates and seek reimbursement of that portion of the incentive compensation that was based on the misstated financial results from the senior officer or officers whose intentional misconduct was the cause of the restatement. In light of the SEC's adoption of final clawback rules in October 2022 and the NYSE's issuance of its proposed rule in February 2023, we intend to update our clawback policy to comply with applicable NYSE listing rules when effective.
Severance and Change in Control Arrangements
In order to recruit executives and encourage retention of employees, we believe it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without cause. Pursuant to our Severance and Change in Control Agreements, in the event an executive officer’s employment is terminated involuntarily by the Company without cause, as defined in the applicable agreement, and provided the employee executes a full and irrevocable release of claims, in a form satisfactory to the Company, promptly following termination, the employee will be entitled to receive certain severance benefits discussed below under the heading “Potential Payments upon Termination or Change in Control” (page 59). We believe that the size of the severance package for each Named Executive Officer is consistent with severance benefits offered by other companies of our size or in our industry to an officer in a similar position.

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Our senior management and other employees have built the Company into a successful real estate investment trust and the Board believes that it is important to protect them in the event of a change in control. Further, it is the Board’s belief that the interests of shareholders will be best served if the interests of our senior management are aligned with their interests, and we believe that providing change in control benefits will mitigate any potential reluctance by senior management to pursue potential change in control transactions that may result in their job loss, but which may be in the best interests of shareholders. In the event of a termination of the executive’s employment by the Company other than for breach of duty or disability, each as defined in the applicable agreement, or due to the executive’s death or by the executive for good reason, as defined in the applicable agreement, in either case within the protection period, as defined in the applicable agreement, (i) Messrs. Loeb, Wood and Coleman are eligible to receive a lump sum cash severance payment equal to three times the sum of the executive’s average annual (a) base salary plus (b) cash bonus for the three calendar years prior to the change in control (the “average annual compensation”) and (ii) Messrs. Dunbar and Collins are eligible to receive a lump sum cash severance payment equal to 2.5 times the executive’s average annual compensation. The executives are also eligible to be provided life insurance coverage and health insurance coverage for a period of time following termination of employment. Relative to the overall value of the Company, these potential change in control benefits are relatively minor. See “Potential Payments upon Termination or Change in Control” for additional information.
Risk Assessment
In 2022, in consultation with management and FPC, our Compensation Committee’s independent compensation consultant, our Compensation Committee assessed our compensation plans, policies and practices for the Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This risk assessment included, among other things, a review of our cash and equity incentive compensation plans to ensure that they are aligned with our Company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2020, the IRS issued final Treasury regulations under Section 162(m) (the “Final Regulations”) that overturn the guidance in the private letter rulings and apply Section 162(m)’s $1 million deduction limit to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Final Regulations applies to all compensation deductible in tax years ending on or after December 20, 2020 other than compensation paid pursuant to a written binding contract in effect on December 20, 2019 that is not subsequently materially modified. This guidance represents a significant change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.
Accounting for Stock-Based Compensation
We follow the FASB ASC Topic 718 for our stock-based compensation awards.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee is comprised of four independent directors: Messrs. Bolton, Colleran, Eaves and Fields. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or had any other relationships with us requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board, nor has such interlocking relationship existed in the past.

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Compensation Committee Report
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee:
H. ERIC BOLTON JR., CHAIRPERSON
DONALD F. COLLERAN
HAYDEN C. EAVES III
DAVID M. FIELDS

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Compensation Tables
Summary Compensation Table
The following table summarizes, for the fiscal years ended December 31, 2022, 2021 and 2020, the amount of compensation earned, or paid by the Company to, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marshall A. Loeb President and Chief Executive Officer	2022	745,000	—	2,956,285	1,428,165	337,647	5,467,097
	2021	720,000	—	3,028,367	1,366,560	282,092	5,397,019
	2020	695,000	—	2,481,393	1,273,935	215,942	4,666,270
Brent W. Wood Executive Vice President and Chief Financial Officer	2022	485,000	—	1,195,388	688,700	147,470	2,516,558
	2021	463,500	—	1,178,849	609,039	116,280	2,367,668
	2020	450,000	—	1,034,538	539,325	262,615	2,286,478
John F. Coleman Executive Vice President	2022	475,000	—	780,619	472,150	113,333	1,841,102
	2021	447,780	—	698,157	389,569	102,481	1,637,987
	2020	432,638	—	643,485	368,608	256,948	1,701,679
R. Reid Dunbar Senior Vice President	2022	440,000	—	718,247	443,520	98,771	1,700,538
	2021	415,411	—	640,861	366,393	64,043	1,486,708
	2020	401,363	—	593,536	339,553	36,481	1,370,933
Ryan M. Collins Senior Vice President	2022	385,000	—	610,916	360,360	88,367	1,444,643
	2021	362,457	—	520,108	291,052	58,249	1,231,866
	2020	351,900	—	472,503	255,479	34,799	1,114,681
(1)The amounts in this column represent the aggregate grant date fair values of the restricted shares of Common Stock awarded to the Named Executive Officers during the fiscal years ended December 31, 2022, 2021 and 2020, as applicable, determined in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not include any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 15, 2023. In the case of the performance-based restricted shares granted in 2022, the aggregate grant date fair value is reported assuming the probable outcome of the performance conditions. The maximum values of such restricted shares as of the grant date were as follows: $4,678,654 for Mr. Loeb, $1,869,842 for Mr. Wood, $1,222,367 for Mr. Coleman, $1,118,928 for Mr. Dunbar and $958,899 for Mr. Collins.
(2)The amounts in this column for 2022 represent (i) the performance-based restricted shares awarded in February 2022 with respect to 2021 performance under the 2021 AIP based on individual performance goals, (ii) performance-based restricted shares granted in March 2022 with respect to 2022 performance under the 2022 AIP based on corporate performance goals, (iii) performance-based awards of restricted shares granted in March 2022 for the three-year LTIP awards and (iv) service-based restricted shares granted in March 2022 for the three-year LTIP awards.
(3)The amounts in this column represent the annual incentive cash awards earned under the Company’s AIP for the applicable fiscal year.
(4)The amounts in this column represent the Company’s contributions under its 401(k) Plan for the Named Executive Officer’s benefit, dividends paid on vested restricted stock, and the amount of premiums paid by the Company for group term life insurance for the Named Executive Officer.

	401(k) Contributions ($)	Restricted Stock Dividends ($)	Life Insurance Premium ($)	Total ($)
Marshall A. Loeb	30,568	306,460	619	337,647
Brent W. Wood	30,568	116,283	619	147,470
John F. Coleman	30,568	82,146	619	113,333
R. Reid Dunbar	27,318	70,834	619	98,771
Ryan M. Collins	27,318	60,430	619	88,367

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Grants of Plan-Based Awards in 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name/Type of Grant	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Marshall A. Loeb
2022 AIP (Cash)(1)		502,875	1,005,750	1,508,625
2022 AIP (Equity)(2)	3/3/2022				1,766	3,531	5,297		683,390
2022 Three-Year LTIP Award(3)	3/3/2022				3,226	6,452	12,903		1,380,793
2022 Three-Year LTIP Award(4)	3/3/2022							2,765	535,138
2021 AIP Awards(5)	2/16/2022							1,870	356,964
Brent W. Wood
2022 AIP (Cash)(1)		242,500	485,000	727,500
2022 AIP (Equity)(2)	3/3/2022				852	1,703	2,555		329,599
2022 Three-Year LTIP Award(3)	3/3/2022				1,190	2,381	4,762		509,558
2022 Three-Year LTIP Award(4)	3/3/2022							1,020	197,411
2021 AIP Awards(5)	2/16/2022							832	158,820
John F. Coleman
2022 AIP (Cash)(1)		166,250	332,500	498,750
2022 AIP (Equity)(2)	3/3/2022				584	1,167	1,751		225,861
2022 Three-Year LTIP Award(3)	3/3/2022				768	1,536	3,072		328,719
2022 Three-Year LTIP Award(4)	3/3/2022							658	127,349
2021 AIP Awards(5)	2/16/2022							517	98,690
R. Reid Dunbar
2022 AIP (Cash)(1)		154,000	308,000	462,000
2022 AIP (Equity)(2)	3/3/2022				541	1,082	1,623		209,410
2022 Three-Year LTIP Award(3)	3/3/2022				691	1,382	2,765		295,762
2022 Three-Year LTIP Award(4)	3/3/2022							592	114,576
2021 AIP Awards(5)	2/16/2022							516	98,499
Ryan M. Collins
2022 AIP (Cash)(1)		125,125	250,250	375,375
2022 AIP (Equity)(2)	3/3/2022				439	878	1,317		169,928
2022 Three-Year LTIP Award(3)	3/3/2022				614	1,229	2,458		263,018
2022 Three-Year LTIP Award(4)	3/3/2022							527	101,996
2021 AIP Awards(5)	2/16/2022							398	75,974
(1)Represents the 2022 annual cash incentive bonus opportunities under the 2022 AIP. See the description of the annual cash incentive award in the CD&A. The actual amount earned by each Named Executive Officer in 2022 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)Represents the number of restricted shares that could be earned, based on corporate performance goals only, under the 2022 AIP for 2022 performance. The number of restricted shares earned based on the individual performance goals under the 2022 AIP for 2022 performance were granted on February 15, 2023 and are therefore not included in this table.
(3)Represents the number of restricted shares that could be earned under the performance-based portion of the three-year LTIP awards pursuant to the 2022 LTIP.
(4)Represents the number of restricted shares under the service-based portion of the three-year LTIP awards pursuant to the 2022 LTIP.
(5)Represents restricted shares awarded on February 16, 2022 in connection with the individual performance goals under the 2021 AIP for 2021 performance.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Outstanding Equity Awards at Year-End
The following table summarizes the number of non-fully vested outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022, including awards earned by December 31, 2022 but not issued until 2023. Please refer to the footnotes of the table for further details. None of our Named Executive Officers hold any stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Marshall A. Loeb	2,503	(2)	370,594
	5,370	(3)	795,082
	1,103	(4)	163,310
	3,580	(5)	530,055
	3,168	(6)	469,054
	1,693	(7)	250,666
	6,532	(8)	967,128
	2,930	(9)	433,816
	2,765	(10)	409,386
				11,856	(11)	1,755,399
				18,233	(12)	2,699,578
				3,226	(13)	477,642
				5,297	(14)	784,274
Brent W. Wood	1,022	(2)	151,317
	2,028	(3)	300,266
	451	(4)	66,775
	1,465	(5)	216,908
	1,341	(6)	198,548
	718	(7)	106,307
	2,911	(8)	431,003
	1,065	(9)	157,684
	1,020	(10)	151,021
				5,026	(11)	744,150
				6,632	(12)	981,934
				1,190	(13)	176,191
				2,555	(14)	378,293

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	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John F. Coleman	798	(2)	118,152
	1,594	(3)	236,008
	271	(4)	40,124
	880	(5)	130,293
	916	(6)	135,623
	394	(7)	58,336
	1,862	(8)	275,688
	588	(9)	87,059
	658	(10)	97,423
				2,762	(11)	408,942
				3,663	(12)	542,344
				768	(13)	113,710
				1,751	(14)	259,253
R. Reid Dunbar	750	(2)	111,045
	1,479	(3)	218,981
	251	(4)	37,163
	816	(5)	120,817
	844	(6)	124,963
	362	(7)	53,598
	1,751	(8)	259,253
	540	(9)	79,952
	592	(10)	87,652
				2,533	(11)	375,036
				3,359	(12)	497,334
				691	(13)	102,309
				1,623	(14)	240,301
Ryan M. Collins	586	(2)	86,763
	1,124	(3)	166,419
	222	(4)	32,869
	721	(5)	106,751
	634	(6)	93,870
	316	(7)	46,787
	1,390	(8)	205,803
	469	(9)	69,440
	527	(10)	78,028
				2,212	(11)	327,509
				2,919	(12)	432,187
				614	(13)	90,909
				1,317	(14)	194,995
(1)The market value of such holdings is based on the closing price of a share of the Company’s Common Stock ($148.06) on December 30, 2022, the last trading day of 2022.
(2)Represents remaining 20% of our 2018 Annual Incentive Plan award with grant dates of 6/1/2018 and 2/14/2019 that vested 1/1/2023.
(3)Represents remaining 40% of our 2019 Annual Incentive Plan award with grant dates of 3/7/2019, 8/28/2019 and 2/13/2020 with equal vesting on 1/1/2023 and 1/1/2024.

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(4)Represents remaining 25% of our 2019 LTIP service-based award with a grant date of 3/7/2019 that vested 1/1/2023.
(5)Represents remaining 25% of our 2019 LTIP performance-based award with a TSR performance period of 2019 through 2021 with a grant date of 3/7/2019 that vested 1/1/2023.
(6)Represents remaining 33% of our 2020 Annual Incentive Plan award with grant dates of 3/6/2020 and 2/17/2021 that vested 1/1/2023.
(7)Represents remaining 50% of our 2020 LTIP service-based award with a grant date of 3/6/2020 with equal vesting on 1/1/2023 and 1/1/2024.
(8)Represents remaining 66% of our 2021 Annual Incentive Plan award with grant dates of 2/25/2021 and 2/16/2022 with equal vesting on 1/1/2023 and 1/1/2024.
(9)Represents remaining 75% of our 2021 LTIP service-based award with a grant date of 2/25/2021 with equal vesting on 1/1/2023, 1/1/2024 and 1/1/2025.
(10)Represents our 2022 LTIP service-based award with a grant date of 3/3/2022 with equal vesting on 2/15/2023, 1/1/2024, 1/1/2025 and 1/1/2026.
(11)Represents maximum award under our 2020 LTIP performance-based award with a TSR performance period of 2020 through 2022. In February 2023, the Compensation Committee determined the Company’s relative TSR was between the Target and Maximum level and 9,880, 4,188, 2,302, 2,110 and 1,843 shares were issued to Messrs. Loeb, Wood, Coleman, Dunbar and Collins, respectively. The shares vested 75% on the determination date and will vest 25% on 1/1/2024.
(12)Represents maximum award under our 2021 LTIP performance-based award with a TSR performance period of 2021 through 2023.
(13)Represents threshold award under our 2022 LTIP performance-based award with a TSR performance period of 2022 through 2024.
(14)Represents 80% of the maximum award under our 2022 Annual Incentive Plan that is earned based upon achievement of corporate performance metrics. In February 2023, the Compensation Committee determined the results of the plan and 5,085, 2,453, 1,681, 1,559 and 1,265 shares were issued to Messrs. Loeb, Wood, Coleman, Dunbar and Collins, respectively. The shares vested 34% on the determination date and will vest 33% per year on 1/1/2024 and 1/1/2025. The number of restricted shares earned based on the individual performance goals under the 2022 AIP for 2022 performance were granted on February 15, 2023, and are therefore not included in this table.
Option Exercises and Stock Vested
The following table provides information regarding restricted shares that vested during 2022 for each of the Named Executive Officers. No stock options were granted to or exercised by the Named Executive Officers in 2022, and no options are currently outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marshall A. Loeb	32,453	6,836,948
Brent W. Wood	12,622	2,644,886
John F. Coleman	8,630	1,825,934
R. Reid Dunbar	7,669	1,616,765
Ryan M. Collins	6,462	1,360,045
(1)The aggregate value realized upon the vesting of restricted shares represents the aggregate market price of the shares of Common Stock on the date of vesting.

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Potential Payments Upon Termination or Change in Control
The following table shows potential payouts assuming that (i) the Named Executive Officer experienced a qualifying termination not in connection with a change in control; (ii) the Company experienced a change in control (where all outstanding equity awards were assumed, continued, or substituted by the successor); and (iii) the Company experienced a change in control (where all outstanding equity awards were assumed, continued, or substituted by the successor) and the Named Executive Officer experienced a qualifying termination on such date, in each case, on December 31, 2022.

Name and Form of Payment	Termination without Cause, not in connection with a Change in Control ($)		Change in Control ($)	Termination without Breach of Duty or Resignation with Good Reason, each in connection with a Change in Control ($)		Death ($)		Disability ($)		Retirement ($)
Marshall A. Loeb
Lump sum cash payment	4,021,580	(1)	—	6,032,370	(2)	2,010,790	(3)	186,250	(4)	—
Healthcare and other insurance benefits	—		—	50,000	(5)	—		—		—
Value of acceleration of unvested restricted shares	4,722,011	(6)	—	8,932,264	(7)	7,800,128	(8)	7,800,128	(8)	7,800,128	(12)
Total	8,743,591		—	15,014,634		9,810,918		7,986,378		7,800,128
Brent W. Wood
Lump sum cash payment	2,008,160	(1)	—	3,012,240	(2)	1,004,080	(3)	121,250	(4)	—
Healthcare and other insurance benefits	—		—	50,000	(5)	—		—		—
Value of acceleration of unvested restricted shares	1,914,728	(6)	—	3,591,080	(7)	3,175,791	(8)	3,175,791	(8)	—
Total	3,922,888		—	6,653,320		4,179,871		3,297,041		—
John F. Coleman
Lump sum cash payment	1,653,084	(1)	—	2,479,626	(2)	826,542	(3)	118,750	(4)	—
Healthcare and other insurance benefits	—		—	50,000	(5)	—		—		—
Value of acceleration of unvested restricted shares	1,269,801	(6)	—	2,262,462	(7)	2,010,616	(8)	2,010,616	(8)	2,010,616	(12)
Total	2,922,885		—	4,792,088		2,837,158		2,129,366		2,010,616
R. Reid Dunbar
Lump sum cash payment	1,151,145	(9)	—	1,918,575	(10)	767,430	(3)	110,000	(4)	—
Healthcare and other insurance benefits	—		—	37,500	(11)	—		—		—
Value of acceleration of unvested restricted shares	1,178,048	(6)	—	2,086,044	(7)	1,857,803	(8)	1,857,803	(8)	—
Total	2,329,193		—	4,042,119		2,625,233		1,967,803		—
Ryan M. Collins
Lump sum cash payment	951,974	(9)	—	1,586,623	(10)	634,649	(3)	96,250	(4)	—
Healthcare and other insurance benefits	—		—	37,500	(11)	—		—		—
Value of acceleration of unvested restricted shares	954,925	(6)	—	1,740,193	(7)	1,538,946	(8)	1,538,946	(8)	—
Total	1,906,899		—	3,364,316		2,173,595		1,635,196		—
(1)Represents 2x average annual compensation for 2022.
(2)Represents 3x average annual compensation for 2022.

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(3)Represents 1x average annual compensation for 2022.
(4)Represents 90 days of continuation of base salary.
(5)Represents payment of premiums for life insurance coverage and health plan coverage for 24 months. The value of the payments in this column are based on an estimate of the Company’s cost to provide such benefits to an executive officer equal to $25,000 per year.
(6)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, based on our closing stock price of $148.06 per share as of December 30, 2022, the last trading day of the year, plus accrued dividends.
(7)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, and all performance-based stock awards, assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $148.06 per share as of December 30, 2022, the last trading day of the year, plus accrued dividends.
(8)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, and all performance-based stock awards, pro-rated for the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $148.06 per share as of December 30, 2022, the last trading day of the year, plus accrued dividends.
(9)Represents 1.5x average annual compensation for 2022.
(10)Represents 2.5x average annual compensation for 2022.
(11)Represents payment of premiums for life insurance coverage and health plan coverage for 18 months. The value of the payments in this column are based on an estimate of the Company’s cost to provide such benefits to an executive officer equal to $25,000 per year.
(12)Represents, for employees who meet the age and service requirements under the Company’s Retirement Policy, which is described in further detail below, the full acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of retirement (presumed to be December 31, 2022, for purposes of this disclosure) and all performance-based stock awards, pro-rated for the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $148.06 per share as of December 30, 2022, the last trading day of the year, plus accrued dividends.
For purposes of the footnotes above, average annual compensation means an amount equal to the annual average of the sum of (i) the executive’s annual base salary from the Company plus (ii) the amount of cash bonus paid by the Company to the executive, in each case for the average of the three calendar years that ended immediately before (or, if applicable, coincident with) a specified date, provided that: (A) any such year in which the executive was not employed by the Company shall be excluded from the averaging period; and (B) the base salary and cash bonus for any such year that reflects a partial year of employment shall be annualized.
The Company accrues dividends on all incentive restricted shares beginning with the first day of the applicable performance period. The accrued dividends are delivered to the executive officer when the incentive restricted shares vest. The value of the restricted shares in the above table includes the actual value of the dividends accrued with respect to each restricted share award that is no longer subject to performance criteria.
Protection Period
Pursuant to Severance and Change in Control Agreements, each of our executive officers are entitled to severance payments and benefits if their employment is terminated (i) by the Company without “cause,” (ii) due to the executive’s death, or (iii) following a “change in control” within the “protection period” listed below, by the Company other than for death, disability or “breach of duty”, or by the executive’s resignation for “good reason” (as each term is defined in the Severance and Change in Control Agreement) (each, a “Qualifying Termination”).

Protection Period
Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents	24 months
Senior Vice Presidents	18 months
Cash Severance Payment
Upon a Qualifying Termination, the cash portion of each executive’s severance is paid in lump-sum and is based upon the executive’s average annual compensation as follows:

	Termination without Cause, not in connection with a Change in Control	Termination without Breach of Duty or Resignation with Good Reason, each in connection with a Change in Control	Death
Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents	2 times	3 times	1 times
Senior Vice Presidents	1.5 times	2.5 times	1 times

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As a condition of the receipt of the cash severance payment not in connection with a change in control and not due to death, the executive must execute a waiver and release agreement, in a form satisfactory to the Company, that releases the Company and all affiliates from any and all claims of any nature whatsoever, including, without limit, any and all statutory claims, and may not revoke the waiver and release within any revocation period required by law or permitted by the Company.
Additionally, in the event of a disability, each Severance and Change in Control Agreement provides that the executive shall continue to be paid his base salary and remain employed by the Company during the first 90 days of his disability.
Benefits
Pursuant to the Severance and Change in Control Agreements, upon the termination of an executive’s employment following a change in control within the protection period listed above, by the Company other than for death, disability or breach of duty, or due to the executive’s resignation for good reason, the Company will provide each executive officer with life insurance coverage and health plan coverage substantially comparable to the coverage the executive was receiving from the Company immediately before termination of employment. In each case, these benefits will continue for a period of 24 months (or 18 months for the Company’s Senior Vice Presidents) following the date of termination.
Equity Acceleration upon an Executive’s Death or Disability
The award agreements for restricted shares awarded under the Company’s 2013 Equity Incentive Plan provide that the vesting of all service-based restricted shares, including performance-based awards for which the performance period has ended that remain subject to service-based vesting, will be fully accelerated upon the executive’s death or disability. Additionally, the award agreements for restricted shares awarded under the Company’s 2013 Equity Incentive Plan generally provide that, upon an executive’s death or disability, performance-based awards which have not completed the performance period shall be partially accelerated based on portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level.
Equity Acceleration upon a Termination without Cause
The award agreements for restricted shares awarded under the Company’s 2013 Equity Incentive Plan provide that the vesting of all service-based restricted shares, including performance-based awards for which the performance period has ended that remain subject to service-based vesting, will be fully accelerated upon the executive’s termination by the Company without cause.
Equity Acceleration upon a Change in Control
Pursuant to the Company’s 2013 Equity Incentive Plan, if awards thereunder are not continued, assumed or replaced by the successor corporation in connection with a change in control, then (i) each service-based award, including any performance-based award for which the performance period has ended that remains subject to service-based vesting, shall become fully vested, and (ii) each performance-based award which has not completed the performance period shall be deemed to have achieved the target performance level and shall become vested.
Equity Acceleration upon Certain Terminations of Employment following a Change in Control
Pursuant to the Company’s 2013 Equity Incentive Plan, if and to the extent that awards thereunder are continued, assumed or replaced by the successor corporation in connection with a change in control and the executive’s employment is terminated within the two years following the change in control by the Company for any reasons other than “cause” or by the executive for “good reason” (as each term is defined in the plan), then (i) each service-based award, including any performance-based award for which the performance period has ended that remains subject to service-based vesting, shall be fully accelerated, and (ii) each performance-based award which has not completed the performance period shall be deemed to achieve the target performance level and shall become vested.
Additionally, although none of our Named Executive Officers have received any stock options or stock appreciation rights as of December 31, 2022, each Severance and Change in Control Agreement provides that following a change in control within the protection period listed above, if the executive is terminated by the Company other than for death, disability or breach of duty, or due to the executive’s resignation for good reason, then all outstanding stock options and stock appreciation rights issued to the executive by the Company with respect to common stock of the Company shall become immediately exercisable.

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Retirement Policy
In November 2019, the Compensation Committee adopted a Retirement Policy for Equity Awards (the “Retirement Policy”) that applies to all employees who receive equity awards. Pursuant to such policy, in the event of an employee’s “retirement,” as defined in the Retirement Policy, subject to the execution and non-revocation of a noncompetition agreement, (i) all time-based equity awards held by the employee shall accelerate and become fully vested on the earlier of (1) 12 months from the date the employee gives notice of his or her retirement and (2) the original vesting date of the award; and (ii) a pro-rated portion of performance-based equity awards held by the employee shall remain eligible to vest at the end of the performance period based upon achievement of the applicable performance metrics and any portion of the performance-based award that is earned at the end of the performance period shall be immediately fully vested. In the event that the employee breaches the terms of the noncompetition agreement, (a) the employee shall be required to return the shares underlying equity awards for which vesting was accelerated or permitted to continue or, if the employee no longer holds such shares, repay the Company the value of such equity awards and (b) shall forfeit the unvested portion of any performance-based awards held by the employee that remain outstanding and unvested on the date of breach.
CEO Pay Ratio
For 2022, the total compensation of our Chief Executive Officer as reported in the Summary Compensation Table (page 54) was $5,467,097 and for the median employee was $138,580. The resulting ratio of the Chief Executive Officer’s pay to the pay of the median employee for fiscal year 2022 was 39 to 1.
The median employee utilized for 2022 is the same employee identified in 2020 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to pay ratio disclosure. In 2020, we identified the median employee using our entire employee population, excluding our Chief Executive Officer, consisting of 79 full-time employees and 1 part-time employee on December 1, 2020. We identified the median employee based on gross wages paid in the 12-month period ended December 1, 2020. We did not make any annualizing, assumptions, adjustments or estimates with respect to gross wages paid in the period. As required by SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO using the same methodology that we used to determine our Named Executive Officers’ total annual compensation for the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Pay Versus Performance
The following tables and discussion summarize the relationship between the compensation actually paid, calculated in accordance with Item 402(v) of Regulation S-K (“Compensation Actually Paid”), to our principal executive officer (“PEO”) and the average Compensation Actually Paid to our other Named Executive Officers and certain financial performance results for our last three completed fiscal years, calculated in the manner required by Item 402(v) of Regulation S-K. The tables and the associated narrative and graphical disclosure should be viewed together for a more complete presentation of such relationship over the time periods presented.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis on page 36 of this proxy statement.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3) (4)	Value ($) of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1) (2)	Compensation Actually Paid to PEO ($)(2) (3)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return($)(5)(6)	Net Income (in thousands) ($)(7)	FFO Per Diluted Share ($)(8)
2022	5,467,097	(36,469)	1,875,710	435,024	120.29	99.67	186,274	7.00
2021	5,397,019	14,229,431	1,681,057	4,026,839	179.73	131.78	157,638	6.09
2020	4,666,270	5,689,719	1,618,443	1,892,120	106.70	92.00	108,391	5.38

(1)The dollar amounts reported represent the total compensation for the PEO and the average total compensation for the other Named Executive Officers, in each cased as reported in the Summary Compensation Table for the applicable year.
(2)For all years presented, the PEO is Marshall A. Loeb.
(3)The dollar amounts reported represent the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our other Named Executive Officers, as computed in accordance with SEC rules, but do not reflect the actual amount of compensation received by our PEO or other Named Executive Officers during the applicable year. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined by reference to (a) for restricted share awards (excluding performance share awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (b) for performance share awards that are not market based, the same valuation methodology as restricted share awards above except year-end values are multiplied times the probability of achievement as of each such date, and (c) for market-based performance share awards the fair value calculated by a Monte Carlo simulation model as of the applicable year-end dates. For the portion of Compensation Actually Paid that is based on year-end stock prices, the following prices were used: $148.06, $227.85, $138.06, and $132.67 for year-end 2022, 2021, 2020, and 2019, respectively. Compensation Actually Paid reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2022 Summary Compensation Table (“SCT”)	5,467,097	1,875,710
Less, Value of Stock Awards Reported in SCT	(2,956,285)	(826,293)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	2,256,774	646,922
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	(4,391,500)	(1,151,722)
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	121,406	36,794
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(533,961)	(146,387)
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	(5,503,566)	(1,440,686)
Compensation Actually Paid for Fiscal Year 2022	(36,469)	435,024

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2021 SCT	5,397,019	1,681,057
Less, Value of Stock Awards Reported in SCT	(3,028,367)	(759,494)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	6,253,558	1,574,699
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	5,453,289	1,490,384
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	88,020	24,863
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	65,912	15,330
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	8,832,412	2,345,782
Compensation Actually Paid for Fiscal Year 2021	14,229,431	4,026,839

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2020 SCT	4,666,270	1,618,443
Less, Value of Stock Awards Reported in SCT	(2,481,393)	(686,016)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	3,007,943	835,889
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	334,747	87,026
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	73,081	20,607
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	89,071	16,171
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	1,023,449	273,677
Compensation Actually Paid for Fiscal Year 2020	5,689,719	1,892,120
(4)For all years presented, the non-PEO Named Executive Officers include: Brent W. Wood, Executive Vice President and Chief Financial Officer; John F. Coleman, Executive Vice President; R. Reid Dunbar, Senior Vice President; and Ryan M. Collins, Senior Vice President.
(5)Value assumes $100 invested on December 31, 2019
(6)For the relevant fiscal year, represents the cumulative TSR of the Peer Group, defined as the FTSE Nareit Equity REITs Index.
(7)Represents net income computed in accordance with GAAP.
(8)The Company selected FFO per diluted share as its Company-Selected Financial Measure. FFO is a commonly used operating performance measure of REITs used to evaluate the performance of the Company's investments in real estate assets and its operating results and is defined by Nareit. FFO is not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on February 15, 2023.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is intended to motivate our executives to achieve short-term and long-term objectives and build sustainable long-term value for our Company. We believe the Compensation Committee’s emphasis on pay-for-performance in the design of its executive compensation programs aligns the interests of shareholders and management. The Compensation Actually Paid in each of the three years reported above and over the three-year cumulative period is reflective of the Company’s level of achievement for a variety of pre-established performance measures under its annual and long-term incentive plans. The most important financial performance measures used by the Company to link Compensation Actually Paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

FFO Per Diluted Share(1)(2)
Same PNOI Change(1)(3)
Debt-to-EBITDAre Ratio(1)(4)
Company TSR Compared to FTSE Nareit Equity REITs Index(1)(5)
(1)FFO, Same PNOI and EBITDAre are not computed in accordance with GAAP. A reconciliation of FFO and other required disclosure can be found on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed with the SEC on February 15, 2023. Reconciliations of Same PNOI (Cash Basis) and EBITDAre and other required disclosure, including disclosure related to the Debt-to-EBITDAre ratio and Interest and Fixed Charge Coverage ratio, can be found on pages 5, 6, 8, 10, 21, 23 and 24 in the Company’s quarterly Supplemental Information for the period ended December 31, 2022, which can be found on the Investor Relations page of the Company’s website at www.eastgroup.net. Interest and Fixed Charge Coverage ratio is calculated as EBITDAre divided by the sum of interest expense plus principal amortization.
(2)FFO is a commonly used operating performance measure of REITs used to evaluate the performance of the Company's investments in real estate assets and its operating results.
(3)Same PNOI Change is a non-GAAP, property-level supplemental measure of performance used to evaluate the performance of the Company's investments in real estate assets and its operating results on a same property basis.
(4)Debt-to-EBITDAre Ratio is a non-GAAP measure used to analyze the Company's financial condition and operating performance relative to its leverage.
(5)The Company's TSR relative to that of the FTSE Nareit Equity REITs Index over a three-year period is a metric included in the Company's multi-year long-term incentive plans.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Relationship Disclosure
We believe the Compensation Actually Paid in each of the three years reported above and over the three-year cumulative period is reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year over year, primarily due to our TSR and our levels of achievement against pre-established performance goals under our annual and long-term incentive plans.
Total Shareholder Return and Peer Group Total Shareholder Return

$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$-2,000,000
Compensation Actually Paid
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$-20
(Value of initial $100 investment)
$106.70
$92.00
$179.73
$131.78
$120.29
$99.67
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Cumulative Company TSR
Cumulative Peer Group TSR

Net Income (in thousands)

$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$-2,000,000
Compensation Actually Paid
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$-20,000
$108,391
$157,638
$186,274
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Net Income

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
FFO Per Diluted Share

Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$-2,000,000
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$-1.00
$5.38
$6.09
$7.00
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
FFO Per Diluted Share

Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of December 31, 2022. The Company does not maintain any equity compensation plans which are not approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	—	—	1,422,437
(1)Includes the 2013 Equity Incentive Plan.

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PROPOSAL 4	Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Section 14A(a)(2) of the Exchange Act requires us to submit a non-binding, advisory proposal to shareholders not less frequently than every six years enabling shareholders to vote on whether advisory “Say-on-Pay” votes on Named Executive Officer compensation, such as Proposal 3 of this proxy statement, should be held every one, two or three years. You may vote your shares to have the advisory vote held annually, every two years or every three years, or you may abstain.
The Board believes that non-binding, advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation program, which feedback the Compensation Committee considers in structuring the annual compensation program. In making this recommendation, the Board took into account that a majority of the votes cast at our 2017 annual stockholder’s meeting voted in favor of holding an annual non-binding, advisory vote on executive compensation.
The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of future non-binding, advisory votes on executive compensation.
The Board of Directors recommends a vote of every “One Year” on Proposal 4 relating to the frequency of future non-binding, advisory votes on executive compensation.
The preference of our shareholders on the non-binding, advisory vote on the frequency of future advisory votes on executive compensation will be the frequency receiving the greatest number of votes cast at the annual meeting. Neither abstentions nor broker non-votes will have any legal effect on this proposal. While this vote is advisory and not binding on our Company, the Board expects to take into account the outcome of the vote, along with other relevant factors, when considering the frequency of future non-binding, advisory votes on executive compensation.

FOR	The Board unanimously recommends that you vote for every “ONE YEAR” on this proposal.

PROPOSAL 5	Approval of the 2023 Equity Incentive Plan

The Board of Directors adopted the EastGroup Properties, Inc. 2023 Equity Incentive Plan (the “2023 Equity Plan”) upon the recommendation of the Compensation Committee and subject to approval by the Company’s shareholders. If approved by the stockholders, the 2023 Equity Plan will be effective as of May 25, 2023, and will replace the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). Under the 2013 Plan, 1,397,842 shares of Common Stock remained available for grant as of March 31, 2023. If the shareholders approve the 2023 Equity Plan, no grants will be made under the 2013 Plan after March 31, 2023.
A summary of the 2023 Equity Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is attached as Appendix A.

FOR	The Board unanimously recommends that you vote “FOR” the approval of the 2023 Equity Plan.

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Proposal 5: Approval of the 2023 Equity Incentive Plan
Summary of the 2023 Equity Incentive Plan
Purpose
The Board believes that stock-based incentive awards play an important role in our success by encouraging and enabling our officers, employees, non-employee directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in our Company. The Board believes that providing such persons with a direct stake in our Company assures a closer identification of the interests of such individuals with those of our Company and our shareholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with EastGroup.
On April 5, 2023, the Board adopted, subject to shareholder approval, the 2023 Equity Plan. The 2023 Equity Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. Our 2013 Plan is expiring this year and, as noted above, If the 2023 Equity Plan is approved, no further awards will be made under our 2013 Plan after March 31, 2023.
As of March 31, 2023, there were:
▶No stock options or stock appreciation rights outstanding under the 2013 Plan, and
▶75,740 shares subject to unvested full value awards outstanding under the 2013 Plan.
We have no existing equity plans other than the 2013 Plan and, other than the foregoing, no awards were outstanding under our equity compensation plans as of March 31, 2023.
Summary of Material Features of the 2023 Equity Plan
The material features of the 2023 Equity Plan are:
▶The maximum number of shares of Common Stock to be issued under the Plan is 1,500,000, less one share for every share of Common Stock subject to an award granted under the 2013 Plan after March 31, 2023;
▶The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, other stock-based awards and dividend equivalent rights is permitted;
▶Shares tendered or held back for taxes will not be added back to the reserved pool under the 2023 Equity Plan. Upon the exercise of a stock appreciation right that is settled in shares of Common Stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2023 Equity Plan;
▶Stock options and stock appreciation rights may not be repriced in any manner without stockholder approval;
▶Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
▶Any material amendment to the Plan is subject to approval by our shareholders; and
▶The term of the Plan will expire on May 25, 2033.
Based solely on the closing price of our Common Stock as reported by NYSE on March 31, 2023 and the maximum number of shares that would have been available for awards as of such date under the 2023 Equity Plan, the maximum aggregate market value of the Common Stock that could potentially be issued under the Plan is $247,980,000. The shares of Common Stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the 2023 Equity Plan and 2013 Plan will be added back to the shares of Common Stock available for issuance under the 2023 Equity Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2023 Equity Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of Common Stock available for issuance under the 2023 Equity Plan. In addition, shares of Common Stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2023 Equity Plan.
Rationale for 2023 Equity Plan
The 2023 Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our employees’ compensation. Our 2013 Plan is expiring this year and the Compensation Committee and the Board believe that we must continue

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Proposal 5: Approval of the 2023 Equity Incentive Plan
to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. The number of shares reserved for issuance under the 2023 Equity Plan is 1,500,000 shares, which is lower than the 2,000,000 shares reserve under the 2013 Plan. We believe that this share reserve is reasonable and will ensure that we can continue to provide a significant portion of our annual incentive compensation to key employees in the form of equity, which aligns the interests of our employees and stockholders, and is critical to our ability to continue to recruit and motivate talented professionals necessary for our future success, without meaningfully diluting our stockholders.
Summary of the 2023 Equity Plan
The following description of certain features of the 2023 Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2023 Equity Plan, which is attached hereto as Appendix A.
Administration. The 2023 Equity Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Equity Plan. The Compensation Committee may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All of our employees, non-employee directors and consultants are eligible to participate in the 2023 Equity Plan, subject to the discretion of the administrator. As of March 31, 2023, approximately 97 individuals would have been eligible to participate in the 2023 Equity Plan had it been effective on such date, which includes 6 executive officers, 83 employees who are not executive officers and 8 non-employee directors. There are certain limits on the number of awards that may be granted under the 2023 Equity Plan. For example, no more than 1,500,000 shares of Common Stock may be granted in the form of incentive stock options.
Stock Options. The Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2023 Equity Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of EastGroup and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of Common Stock on NYSE. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2023 Equity Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S.

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Proposal 5: Approval of the 2023 Equity Incentive Plan
income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but dividends payable with respect to a restricted stock awards shall not be paid unless and until the award vests.
Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.
Unrestricted Stock Awards. The Compensation Committee may also grant (or sell at par value or such higher price determined by the Compensation Committee) shares of Common Stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2023 Equity Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards. Other stock-based awards are awards that are denominated in or measured by the fair market value of a share of Common Stock, or that provide for payment in the form of shares of Common Stock rather than cash under any Company compensation, bonus, or incentive program. The terms and conditions of each such other stock-based award shall be determined by the Compensation Committee.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award and will be paid only if the related award becomes vested. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.
Change in Control Provisions. In the case of a “change in control” (as defined in the 2023 Equity Plan), the parties thereto may cause the assumption or continuation of awards theretofore granted by the successor entity, or the substitution of such awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to a change in control provide for the assumption, continuation or substitution of awards, if a participant’s employment or service relationship with the Company is terminated by the Company for reasons other than “cause” (as defined in the 2023 Equity Plan) or by such participant for “good reason” (as defined in the 2023 Equity Plan), in each case, within the two-year period commencing on the change in control, all awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable, and (ii) all awards with conditions and restrictions relating to the attainment of performance goals shall become vested and nonforfeitable, with any performance goals relevant to such awards being deemed to have been achieved at the target performance level. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of awards, upon the effective time of the change in control, the 2023 Equity Plan and all outstanding awards granted thereunder shall terminate. In the event of such termination: (i) all awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the change in control, and (ii) all awards with conditions and restrictions relating to the attainment of performance goals shall become vested and nonforfeitable immediately prior to the effective time of the change in control, with any performance goals relevant to such awards being deemed to have been achieved at the target performance level. In addition, we may make or provide for payment, in cash or in kind, to participants holding stock options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards.
Adjustments for Stock Dividends, Stock Splits, Etc. The 2023 Equity Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2023 Equity Plan, to certain limits in the 2023 Equity Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

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Proposal 5: Approval of the 2023 Equity Incentive Plan
Tax Withholding. Participants in the 2023 Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting or settlement of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.
Forfeiture on Misconduct; Clawback. Under the 2023 Equity Plan, the Compensation Committee may require a participant to forfeit all rights under outstanding awards if the Committee determines that the participant’s behavior constitutes misconduct (as defined in the 2023 Equity Plan). Awards under the 2023 Equity Plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Board or Compensation Committee and as in effect from time to time and applicable law.
Amendments and Termination. The Board may at any time amend or discontinue the 2023 Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NYSE, any amendments that materially change the terms of the 2023 Equity Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.
Effective Date of 2023 Equity Plan. The Plan was approved by our Board on April 5, 2023. Awards of incentive stock options may be granted under the 2023 Equity Plan until the tenth anniversary of the date of Board approval. No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.
New Plan Benefits
Because the grant of awards under the 2023 Equity Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2023 Equity Plan.
Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the 2023 Equity Plan. It does not describe all federal tax consequences under the 2023 Equity Plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2023 Equity Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to

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income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the 2023 Equity Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

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Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Exchange Act) beneficially owned, as of March 31, 2023, more than five percent (5%) of the shares of Common Stock outstanding, except as set forth in the following table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
The Vanguard Group Inc.	6,415,688	(2)	14.5%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc.	4,883,295	(3)	11.0%
55 East 52nd Street New York, NY 10055
State Street Corporation	2,330,635	(4)	5.3%
1 Lincoln Street Boston, MA 02111
(1)Based on the number of shares of Common Stock outstanding as of March 31, 2023, which was 44,243,714 shares of Common Stock.
(2)Based solely upon an amended Statement on Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”) that indicates that Vanguard has shared voting power with respect to 51,830 shares of Common Stock, sole dispositive power with respect to 6,321,407 shares of Common Stock and shared dispositive power with respect to 94,281 shares of Common Stock.
(3)Based solely upon an amended Statement on Schedule 13G filed with the SEC on January 26, 2023 by BlackRock, Inc. (“BlackRock”) that indicates that BlackRock has sole voting power with respect to 4,712,382 shares of Common Stock and sole dispositive power with respect to 4,883,295 shares of Common Stock.
(4)Based solely upon an amended Statement on Schedule 13G filed with the SEC on February 3, 2023 by State Street Corporation (“State Street”) that indicates that State Street has shared voting power with respect to 1,746,097 shares of Common Stock and shared dispositive power with respect to 2,330,635 shares of Common Stock.

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Stock Ownership Information
Security Ownership of Directors and Officers
The following table sets forth certain information available to the Company with respect to shares of Common Stock beneficially owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of March 31, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares of the Company’s Common Stock beneficial ownership of which may be acquired by the persons listed in the table below at any time within 60 days of March 31, 2023. Unless otherwise noted below, the address of each person listed on the table is c/o EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157.

	Common Stock Beneficially Owned
Name	Number of Shares		% of Common Stock (1)
D. Pike Aloian	33,166	(2)	*
H. Eric Bolton, Jr.	13,266		*
Donald F. Colleran	4,913		*
Hayden C. Eaves III	13,406	(3)	*
David M. Fields	985		*
David H. Hoster II	207,544	(4)	*
Mary E. McCormick	21,791		*
Katherine M. Sandstrom	2,268		*
Marshall A. Loeb	117,563		*
Brent W. Wood	108,166		*
John F. Coleman	91,505		*
Ryan M. Collins	14,298		*
R. Reid Dunbar	18,888		*
Staci H. Tyler	9,237		*
All directors, nominees and executive officers as a group (14 persons)	656,996		1.5%
*    Less than 1.0%.
(1)Based on the number of shares of Common Stock outstanding as of March 31, 2023, which was 44,243,714 shares of Common Stock.
(2)Includes 2,500 shares of Common Stock beneficially owned by Mr. Aloian’s spouse, as to which he disclaims beneficial ownership.
(3)Includes (i) 8,178 shares of Common Stock owned by Mr. Eaves as trustee for the Eaves Living Trust; (ii) 2,632 shares of Common Stock owned by Mr. Eaves as trustee for a marital trust; (iii) 600 shares of Common Stock owned by Mr. Eaves, IRA; (iv) 500 shares of Common Stock owned by Mr. Eaves as trustee for a generation skipping trust; (v) 500 shares of Common Stock owned by a family foundation of which Mr. Eaves is President; and (vi) 300 shares of Common Stock owned by Mr. Eaves as trustee.
(4)Includes (i) 71,427 shares of Common Stock held in an irrevocable trust; (ii) 36,000 shares of Common Stock owned by a family trust for the benefit of Mr. Hoster’s children; and (iii) 2,430 shares of Common Stock held in a revocable trust. Mr. Hoster is the trustee of the irrevocable trust, Mr. Hoster’s spouse is trustee of the family trust and Mr. Hoster and his spouse are co-trustees of the revocable trust. Mr. Hoster has shared voting and dispositive power with respect to 2,430 shares of Common Stock.

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Stock Ownership Information
Certain Transactions and Relationships
Change in Control Agreements
The Company has entered into a change in control agreement with each of the Company’s executive officers. See “Potential Payments Upon Termination or Change in Control” above.
Related-Party Transactions Policies and Procedures
The Board has adopted a written Related Person Transaction Policy, which was most recently updated in March 2023 and states that the Company’s Audit Committee is responsible for reviewing the material facts of all related person transactions prior to the Company entering into such transaction if the amount involved exceeds $120,000 or the transaction is otherwise material to the Company or the related person. A related person transaction is any transaction in which the Company is a participant and a related person has a direct or indirect material interest. A related person is defined as (i) any director or executive officer of the Company, (ii) any director nominee, (iii) any security holder known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) any immediate family member of any of the persons listed in items (i) - (iii). In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, whether the related person transaction is otherwise consistent with the interests of the Company and its stockholders, and the extent of the related person’s interest in the related person transaction. If the Audit Committee is not made aware of a related person transaction for which approval is required, upon becoming aware of such transaction, the Audit Committee will promptly review the terms of the transaction and may approve and ratify it and will determine the appropriate disclosure, if any, of such transaction. The policy requires any director who may be interested in a related person transaction to recuse themselves from any consideration of such related person transaction.

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The management of the Company does not know of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
About the 2023 Annual Meeting of Shareholders
What is the purpose of the Meeting?
At the Meeting, shareholders will be asked to elect the seven director nominees named in this proxy statement for a one-year term, ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, approve, by a non-binding, advisory vote, the compensation of our Named Executive Officers, vote on a non-binding, advisory proposal on the frequency of future non-binding, advisory votes on executive compensation and vote to approve the 2023 Equity Incentive Plan. In addition, management will report on the performance of the Company and respond to questions from shareholders at management’s discretion.
Who is entitled to vote?
All shareholders of record as of the close of business on Friday, March 24, 2023 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, 44,243,681 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to shareholders for consideration.
Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and Annual Report?
SEC rules allow us to furnish proxy materials to our shareholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce our use of paper, we have elected to take advantage of these rules by only mailing materials to those shareholders who specifically request a paper copy. On or around April 14, 2023, all shareholders were mailed a Notice Regarding the Availability of Proxy Materials that contains an overview of the proxy materials and explains several methods by which shareholders can view the proxy materials online or request to receive a copy of proxy materials via regular mail or email. There is NO charge for requesting a copy of the proxy materials.
I live with other stockholders. Will we each get our own copy of the proxy materials?
If you and other residents at your mailing address own shares of our Common Stock in street name through the same institution, your broker, bank or other nominee may have sent you a notice that your household will receive only one 2022 Annual Report, Notice of Annual Meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our proxy materials to your address for all residents that own shares of our Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our 2022 Annual Report, Notice of Annual Meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies free of charge of our 2022 Annual Report or proxy statement, please send your request to the Secretary of the Company at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 or call us with your request at 601.354.3555.
The Company’s 2022 Annual Report to Stockholders and a copy of the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, are being made available to stockholders concurrently with this proxy statement. The 2022 Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to our Annual Report on Form 10-K, and a copy of the Code of Ethics and Business Conduct, may be obtained free of charge by writing to the Company’s Secretary at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 or by accessing http://investor.eastgroup.net.
How can I get electronic access to the proxy materials?
The Notice Regarding the Availability of Proxy Materials includes a website address that will:
▶Provide you with instructions on how to view our proxy materials on the Internet; and

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▶Enable you to notify us to send future proxy materials to you by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Can I find additional information on the Company’s website?
Yes. Our website is located at www.eastgroup.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Code of Ethics and Business Conduct, Corporate Governance Guidelines, charters of committees of our Board and reports that we file with the SEC. A paper copy of our Code of Ethics and Business Conduct, Corporate Governance Guidelines and each of the charters of our Board committees may be obtained free of charge by writing to EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, Attention: Investor Relations.
Why are we having a virtual meeting?
We believe conducting the Meeting in a virtual format allows greater accessibility for shareholders to attend, and supports the health and well-being of our employees, directors and shareholders.
How do I attend the virtual meeting and can I ask questions during the meeting?
All shareholders of record at the close of business on March 24, 2023, or their designated proxies, will be able to attend and participate in the Meeting online by accessing www.virtualshareholdermeeting.com/EGP2023 and following the log in instructions below. Even if you plan to attend the Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Meeting.
Access to the Virtual Meeting. The virtual Meeting will begin promptly at 8:00 a.m., Central Daylight Time. Online access to the Meeting will open approximately 15 minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the Meeting prior to the start time.
Log in Instructions. To attend the Meeting, log in at www.virtualshareholdermeeting.com/EGP2023. Registered shareholders will need their unique 16-digit control number, which appears on the Notice Regarding the Availability of Proxy Materials sent to them (if they received a printed copy of the proxy materials). If you are not a registered shareholder but you hold shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker, or other nominee) and you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the Meeting.
Voting and Submitting Questions at the Virtual Meeting. Shareholders will be able to vote electronically and submit questions during the virtual Meeting. You are entitled to vote at the Meeting if you were a shareholder as of the close of business on March 24, 2023. Shareholders will be able to ask questions or make comments relating to each proposal at a time designated by the Meeting chairperson. All questions presented should relate directly to the agenda item under discussion. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business in the chairperson’s sole and absolute discretion. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Technical Assistance. If you encounter any difficulties accessing the virtual Meeting platform during the check-in time that begins 15 minutes prior to the start of the Meeting or during the virtual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/EGP2023.
How do I vote?
VOTING DURING THE VIRTUAL MEETING
If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Equiniti Shareowner Services), you may attend the Meeting virtually and vote your shares during the Meeting. If you are a “beneficial owner” because your bank, broker or similar organization is the holder of your shares (i.e., your shares are held in “street name”) and you wish to vote during the Meeting, you will need to obtain a “legal proxy” from the bank, broker or similar organization that holds your shares of Common Stock of record. If you attend the Meeting and you submit your vote during the Meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast during the Meeting. Further instructions for voting during the Meeting can be obtained by calling us at (601) 354-3555.

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VOTING BY PROXY FOR SHARES REGISTERED DIRECTLY IN THE NAME OF THE SHAREHOLDER
If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Equiniti Shareowner Services, you may also instruct the proxy holders named in the proxy card how to vote your shares of Common Stock in one of the following ways:

VOTE ONLINE	VOTE BY TELEPHONE	VOTE BY REGULAR MAIL

You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number, which is provided in the Notice Regarding the Availability of Proxy Materials.
	If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.	If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

VOTING BY PROXY FOR SHARES REGISTERED IN STREET NAME
If your shares of Common Stock are held in street name, you will receive instructions from your bank, broker or similar organization that you must follow in order to have your shares voted.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.
What happens if I return my proxy card without voting on all proposals?
When you return a properly executed proxy card, the proxy holders named in the proxy card, Marshall A. Loeb and Brent W. Wood, will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the proxy holders will vote your proxy FOR each of the Board’s seven director nominees named in this proxy statement, FOR the ratification of the independent registered public accounting firm for the fiscal year ending December 31, 2023, FOR the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement, for every ONE YEAR on the non-binding, advisory vote on the frequency of future non-binding, advisory votes on executive compensation, and FOR the approval of the 2023 Equity Plan.
Will there be any other items of business on the agenda?
Pursuant to the Company’s Bylaws and SEC rules, shareholder proposals must have been received by February 25, 2023 to be considered at the Meeting. To date, we have received no shareholder proposals and we do not expect any other items of business. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Marshall A. Loeb and Brent W. Wood with respect to any other matters that might be properly brought before the Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are needed to hold the Meeting?
In order to conduct the Meeting, the presence, in person at the virtual Meeting or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Meeting, is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or online, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.
How many votes are needed to approve each proposal?
Proposal 1 concerns the election of the seven director nominees named in this proxy statement for a one-year term. The votes cast “For” a nominee must exceed the votes cast “Against” the nominee for the nominee to be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved as they do not count as votes cast for such matter. If a nominee fails to receive more “For” votes than votes cast “Against” and is an incumbent director, the nominee is required to tender a resignation to the Nominating and Corporate Governance Committee of the Board for consideration. If the resignation is not accepted, the nominee will continue to serve as director until the next annual meeting and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.
Proposal 2 concerns ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. Even though the vote is

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advisory and non-binding, the Audit Committee of the Board will consider a vote against the firm by the shareholders in selecting the Company’s independent registered public accounting firm in the future.
Proposal 3 concerns approval, by a non-binding, advisory vote, of the compensation of the Named Executive Officers disclosed in the section of this proxy statement entitled “Compensation Discussion and Analysis.” For the non-binding, advisory vote to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
Proposal 4 concerns a non-binding, advisory vote on whether future non-binding, advisory votes to approve executive compensation, like that presented in Proposal 3, will occur every one, two or three years. The shareholder vote described in Proposal 4 shall be determined by a majority of the votes cast. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. In either case, this vote is advisory and non-binding on the Board and the Company and the Board may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.
Proposal 5 concerns a vote to approve the 2023 Equity Incentive Plan. Approval of the 2023 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by the NYSE listing standards.
Can I change my vote after I have voted?
Yes. You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:
▶filing with the Secretary of the Company a written revocation;
▶signing and submitting another proxy with a later date; or
▶attending the Meeting, withdrawing the proxy and voting during the Meeting.
How do I submit a proposal for the 2024 Annual Meeting?
If a shareholder wishes to have a proposal considered for inclusion in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders, the shareholder must submit the proposal in writing to the Secretary of the Company at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 so that the Company receives the proposal by December 16, 2023.
If the proposal is not intended to be included in the Company’s proxy statement, a qualified shareholder intending to introduce a proposal or nominate a director at the 2024 Annual Meeting of Shareholders should give written notice to the Company’s Secretary not later than February 25, 2024 and not earlier than January 26, 2024 (although these dates may be adjusted in the event that the date of the 2024 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the Meeting).
Shareholders also are advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations.
In addition to the foregoing, shareholders that intend to solicit proxies for the Company’s 2024 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Will anyone contact me regarding this vote?
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, email or other electronic means or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees (who will receive no additional compensation for those services). We anticipate that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.
Who has paid for this proxy solicitation?
The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

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Appendix A
EASTGROUP PROPERTIES, INC.
2023 EQUITY INCENTIVE PLAN
SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the EastGroup Properties, Inc. 2023 Equity Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of EastGroup Properties, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Other Stock-Based Awards and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling a Participant to receive a cash-denominated payment granted pursuant to Section 10(a).
“Cause” means (i) the continued failure by the Participant to perform the Participant’s material responsibilities and duties toward the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) the engaging by the Participant in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise, (iii) the Participant’s conviction, entry of a plea of nolo contendere, or admission of guilt, for any felony or any lesser crime if such lesser crime involves fraud or dishonesty, moral turpitude, or any conduct that adversely affects the business or reputation of the Company, (iv) the commission or omission of any act by the Participant that constitutes on the part of the Participant fraud, dishonesty, or malfeasance, misfeasance, or nonfeasance of duty toward the Company; or (v) any other action or conduct by the Participant that is injurious to the Company, its business, or its reputation; provided, however, that “Cause” shall not include the Participant’s lack of professional qualifications. For purposes of this Plan, an act, or failure to act, on the Participant’s part shall be considered “willful” or “reckless” only if done, or omitted, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.
“Change in Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that results in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) a majority of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (B) a merger of

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consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors continue to represent not less than two-thirds of the Board (or board of directors of the surviving entity) immediately after such merger or consolidation; or (iv) the consummation of a complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company’s assets.
“Change in Control Price” means an amount that is determined by the Administrator in its sole discretion and that is at least equal to the value of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Change in Control.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Director” means a member of the Board.
“Disability” means physical or mental impairment as determined under procedures established by the Administrator for purposes of the Plan. Notwithstanding the forgoing, if a Participant is a party to a written agreement embodying the material terms of his or her employment by the Company and “disability” has been defined thereunder, the definition of “disability” contained in such written agreement shall control.
“Dividend Equivalent Right” means an Award entitling the Participant to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock means, on a given date, (i) if the Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices of one share of Stock on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, or (ii) if the Stock is traded on a national securities exchange, the closing price of one share of Stock as reported on such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.
“Good Reason” means:
(i) the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant’s position (including status, offices, titles and reporting requirements, authority, duties, or responsibilities) or any other action that results in a material diminution in such position, authority, duties, or responsibilities;
(ii) a material reduction by the Company in the Participant’s base salary in effect immediately before the Change in Control or as increased from time to time after the Change in Control;
(iii) a material reduction by the Company in the Participant’s annual bonus opportunity or in the target level for such bonus or in the level of the Participant’s long term bonus opportunity or equity incentive opportunity, as compared to such opportunity or level in effect immediately before the Change in Control; or
(iv) the Company’s requiring the Participant, without the Participant’s written consent, to be based at any office or location materially distant from the Participant’s office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities;
provided, however, that Good Reason shall not exist unless the Participant gives notice to the Company of the existence of a condition described in paragraph (i), (ii), (iii), or (iv) within 90 days of the initial existence of the condition, and the Company does not remedy the condition within 30 days of receipt of notice from the Executive. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within 14 days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Misconduct” means conduct of a Participant that, in the Administrator’s judgment, constitutes: (i) commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or any Affiliate; (ii) a breach of a fiduciary duty owed to the Company or any Affiliate; (iii) a deliberate and serious disregard of rules of the Company or any Affiliate; (iv) an unauthorized disclosure of any of the trade secrets or confidential information of the Company or any Affiliate; or (v) competition with the Company or any Affiliate.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

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“Option” or “Stock Option” means Award granted pursuant to Section 5.
“Other Stock-Based Award” means a Stock-denominated Award granted pursuant to Section 10(b).
“Participant” means an officer, employee, Non-Employee Director or Consultant of the Company and its Affiliates who holds an outstanding award under the Plan.
“Prior Plan” means the EastGroup Properties, Inc. 2013 Equity Incentive Plan, as amended and restated on March 3, 2017.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award granted pursuant to Section 7.
“Restricted Stock Units” means an Award granted pursuant to Section 8.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an officer, employee, Director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, $0.0001 par value per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award granted pursuant to Section 6.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award granted pursuant to Section 9.
SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Participants;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the forms of Award Certificates;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Participants.
(c) Delegation of Authority. To the extent permitted by applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more members of the Board or officers of the Company, including the Chief Executive Officer of the Company,

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(i) ministerial duties and authority to interpret the Plan and respond to claims and (ii) all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (1) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (2) not members of the delegated committee. Any such delegation by the Administrator with respect to the granting of Awards shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Certificate. Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares less one share for every one share subject to an award granted under any Prior Plan after March 31, 2023. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 1,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the Prior Plan.
(b) Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in Section 3(a) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors of the Company or its Affiliates prior to such acquisition or combination.

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(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d) Impact of a Change in Control. In the case of and subject to the consummation of a Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent that (i) the parties to such Change in Control provide for the assumption, continuation or substitution of Awards and (ii) a Participant’s employment or Service Relationship with the Company is terminated by the Company for reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination of employment or Service Relationship, the Change in Control Treatment (as defined below) shall apply to all then-outstanding assumed, continued or substituted awards held by such Participant.
To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, the following treatment (referred to as the “Change in Control Treatment”) shall apply to such Awards: (i) all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Change in Control, and (ii) all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested and nonforfeitable immediately prior to the effective time of the Change in Control, with any performance goals relevant to such awards being deemed to have been achieved at the target performance level.
In addition, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash, property or a combination of cash and property, to the Participants holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Change in Control Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Change in Control Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Change in Control Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each Participant shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such Participant. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash, property, or a combination of cash and property, to Participants holding other Awards in an amount equal to the Change in Control Price multiplied by the number of vested shares of Stock underlying such Awards.
SECTION 4. ELIGIBILITY
Participants under the Plan will be such officers, employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to officers, employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5. STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

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Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the Participant’s election, subject to such terms and conditions as the Administrator may establish.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise compliant with Section 409A.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event that on the last business day of the term of a Stock Option other than an Incentive Stock Option (x) the exercise of the Stock Option is prohibited by applicable law or (y) Stock may not be purchased or sold by the holder of such Stock Option due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Option at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) By the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant (or a purchaser acting in the Participant’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant). In the event a Participant chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Participant upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first

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time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Appreciation Right is otherwise compliant with Section 409A.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares may not be purchased or sold by the holder of such Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Appreciation Right at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.
SECTION 7. RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the Participant until and only to the extent the Restricted Stock Award vests. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a Participant’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination (determined after giving effect to any Change in Control Treatment) shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

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SECTION 8. RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c) Rights as a Stockholder. A Participant shall have the rights as a stockholder only as to shares of Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a Participant’s right in all Restricted Stock Units that have not vested (determined after giving effect to any Change in Control Treatment) shall automatically terminate upon the Participant’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 9. UNRESTRICTED STOCK AWARDS
(a) Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the Participant may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.
SECTION 10. OTHER AWARDS
(a) Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the Participant to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
(b) Grant of Other Stock-Based Awards. The Administrator may grant Other Stock-Based Awards under the Plan. An Other Stock-Based Award is an Award that is denominated in or measured by the Fair Market Value of a share of Stock, or that provides for payment in the form of shares of Stock rather than cash under any Company compensation, bonus, or incentive program. The terms and conditions of each such Other Stock-Based Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

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SECTION 11. DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the Participant to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the Participant. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. Notwithstanding anything to the contrary, no Dividend Equivalent Rights shall be granted with respect to any Stock Options or Stock Appreciation Rights.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a Participant’s rights in all Dividend Equivalent Rights that have not vested (determined after giving effect to any Change in Control Treatment) shall automatically terminate upon the Participant’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12. TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 12(b) below, during a Participant’s lifetime, such Participant’s Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the Participant (who is an employee or Director) may transfer such Participant’s Awards (other than Incentive Stock Options) to the Participant’s immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Participant for value.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. To the extent permitted by the Company, each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.
SECTION 13. TAX WITHHOLDING
(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.
(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld

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does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14. SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Participants shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Service Relationship. If a Participant’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the Participant shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the Participant’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards or take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

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SECTION 18. GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b) Issuance of Stock. To the extent certificated, stock certificates to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(d) Stockholder Rights. Except as otherwise provided in this Plan or an Award Certificate, until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the Participant with respect to an Award.
(e) 83(b) Elections. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of the Award rather than as of the date or dates upon which the Award would otherwise be taxable under Section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
(f) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Affiliate.
(g) Trading Policy Restrictions. Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(h) Misconduct. Should the Administrator determine that a Participant has committed Misconduct, the Participant shall forfeit all rights under outstanding Awards (whether vested or unvested) and all further benefits under or attributable to the Plan to the extent determined by the Administrator. In the event of any such forfeiture, neither the Participant nor the Participant’s estate or successors shall be entitled to receive or retain any shares of Stock, cash or other benefits under or attributable to such forfeited Awards. Before making such a determination, the Administrator shall give the Participant a reasonable opportunity to be heard.
(i) Clawback Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time; and (ii) applicable law. Further, to the extent that any Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Administrator may require the Participant to repay any such excess amount to the Company.
(j) REIT Status. The Plan shall be construed in a manner consistent with the Company’s status as a real estate investment trust (“REIT”). No Award shall be granted, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

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(i) To the extent that the grant, vesting, exercise, or settlement of such Award could cause the Participant or any other person to be in violation of the ownership limit or any other provision of the Company’s organizing documents; or
(ii) If, in the discretion of the Administrator, the grant, vesting, exercise ,or settlement of such Award could impair the Company’s status as a REIT.
SECTION 19. EFFECTIVE DATE OF PLAN
This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: APRIL 5, 2023
DATE APPROVED BY STOCKHOLDERS:

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400 West Parkway Place, Suite 100, Ridgeland, MS 39157 601.354.3555 For more information, please visit: https://eastgroup.net

EASTGROUP PROPERTIES

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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D99185-P87410

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASTGROUP PROPERTIES, INC.

The Board of Directors recommends you vote FOR all the director nominees listed in proposal 1:

1. Election of Director Nominees to serve for a one-year term until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. D. Pike Aloian	☐	☐	☐
1b. H. Eric Bolton, Jr.	☐	☐	☐
1c. Donald F. Colleran	☐	☐	☐
1d. David M. Fields	☐	☐	☐
1e. Marshall A. Loeb	☐	☐	☐
1f. Mary E. McCormick	☐	☐	☐
1g. Katherine M. Sandstrom	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. To approve, by a non-binding, advisory vote, the compensation of the Company's Named Executive Officers as described in the Company's definitive proxy statement.	☐	☐	☐

The Board of Directors recommends you vote for a frequency of every one year (box "1 Year") on Proposal 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To vote, on a non-binding, advisory basis, on the frequency of future advisory votes on the Company's Named Executive Officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal 5:	**For**	**Against**	**Abstain**
5. To approve the 2023 Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

D99186-P87410

EASTGROUP PROPERTIES, INC.
Annual Meeting of Shareholders
May 25, 2023 8:00 a.m., Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints MARSHALL A. LOEB and BRENT W. WOOD, or either of them, as Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/EGP2023, on Thursday, May 25, 2023, at 8:00 a.m., Central Daylight Time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders with respect to such meeting, the proxy statement and the 2022 annual report, and revokes any proxy heretofore given with respect to such meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. The Board of Directors recommends a vote FOR the election of all of the director nominees listed in Proposal 1, FOR Proposals 2, 3 and 5, and for "1 YEAR" on Proposal 4. If no direction is made, this Proxy will be voted FOR the election of all of the director nominees listed in Proposal 1, FOR Proposals 2, 3 and 5, and for "1 YEAR" on Proposal 4, and will be voted in the discretion of the Proxies named herein with respect to any additional matter as may properly come before the Meeting or any adjournment or postponement thereof. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote the shares unless you sign and return this card.

Continued and to be signed on reverse side